                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                     between


                         AMERICAN BUSINESS CREDIT, INC.,
                           HOMEAMERICAN CREDIT, INC.,
                            (d/b/a UPLAND MORTGAGE),
                                       and
                     NEW JERSEY MORTGAGE & INVESTMENT CORP.,
                                as Co-Borrowers,


                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.,
                                   as Parent,


                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                  as Administrative Agent and Collateral Agent,


                             CHASE SECURITIES, INC.,
                              as Syndication Agent,

                                       and

                                CERTAIN LENDERS,
                                   as Lenders


                                      Up to
                                  $200,000,000


                                 October 1, 1998










               --------------------------------------------------
               |      PREPARED BY HAYNES AND BOONE, L.L.P.      |
               --------------------------------------------------

                                TABLE OF CONTENTS


SECTION 1         DEFINITIONS AND REFERENCES......................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Time References................................................................................15
         1.3      Other References...............................................................................15
         1.4      Accounting Principles..........................................................................16

SECTION 2         BORROWING PROVISIONS...........................................................................16
         2.1      Commitments....................................................................................16
         2.2      Borrowing Request..............................................................................17
         2.3      Fundings.......................................................................................17
         2.4      Wet Borrowings.................................................................................18
         2.5      Swing Borrowing Procedures.....................................................................18
         2.6      Increases and Terminations.....................................................................19
         2.7      Multiple Borrowers.............................................................................20

SECTION 3         PAYMENT TERMS..................................................................................21
         3.1      Notes..........................................................................................21
         3.2      Payment Procedures.............................................................................21
         3.3      Scheduled Payments.............................................................................21
         3.4      Prepayments....................................................................................22
         3.5      Order of Application...........................................................................22
         3.6      Sharing........................................................................................23
         3.7      Interest Rates.................................................................................24
         3.8      Interest Periods...............................................................................25
         3.9      Basis Unavailable or Inadequate for LIBOR......................................................25
         3.10     Additional Costs...............................................................................25
         3.11     Change in Governmental Requirements............................................................26
         3.12     Funding Loss...................................................................................27
         3.13     Foreign Lenders, Participants, and Purchasers..................................................27
         3.14     Fees...........................................................................................27

SECTION 4         COLLATERAL PROCEDURES..........................................................................28
         4.1      Eligible Collateral............................................................................28
         4.2      Borrowing Base.................................................................................28
         4.3      Collateral Delivery............................................................................28
         4.4      Bailee and Administrative Agent................................................................28
         4.5      Shipment for Sale..............................................................................28
         4.6      Shipment for Correction........................................................................29
         4.7      Release of Collateral..........................................................................29

SECTION 5         CONDITIONS PRECEDENT...........................................................................30

SECTION 6         REPRESENTATIONS AND WARRANTIES.................................................................30
         6.1      Purpose of Credit..............................................................................30
         6.2      About the Companies............................................................................30
         6.3      Authorization and Contravention................................................................31


                                       (i)


         6.4      Binding Effect.................................................................................31
         6.5      Fiscal Year....................................................................................31
         6.6      Current Financials.............................................................................31
         6.7      Debt...........................................................................................31
         6.8      Intellectual Property..........................................................................31
         6.9      Litigation.....................................................................................31
         6.10     Transactions with Affiliates...................................................................31
         6.11     Taxes..........................................................................................32
         6.12     Employee Plans.................................................................................32
         6.13     Property and Liens.............................................................................32
         6.14     Environmental Matters..........................................................................32
         6.15     Government Regulations.........................................................................32
         6.16     Insurance......................................................................................32
         6.17     Appraisals.....................................................................................32
         6.18     Full Disclosure................................................................................32
         6.19     Y2K............................................................................................33

SECTION 7         AFFIRMATIVE COVENANTS..........................................................................33
         7.1      Reporting Requirements.........................................................................33
         7.2      Use of Proceeds................................................................................34
         7.3      Books and Records..............................................................................34
         7.4      Inspections....................................................................................34
         7.5      Taxes..........................................................................................34
         7.6      Expenses.......................................................................................34
         7.7      Maintenance of Existence, Assets, and Business.................................................35
         7.8      Insurance......................................................................................35
         7.9      Appraisals.....................................................................................35
         7.10     Y2K............................................................................................35
         7.11     INDEMNIFICATION................................................................................35

SECTION 8         NEGATIVE COVENANTS.............................................................................36
         8.1      Debt...........................................................................................36
         8.2      Liens..........................................................................................37
         8.3      Investments....................................................................................38
         8.4      Distributions..................................................................................39
         8.5      Merger or Consolidation........................................................................39
         8.6      Liquidations and Dispositions of Assets........................................................39
         8.7      Use of Proceeds................................................................................39
         8.8      Transactions with Affiliates.  ................................................................40
         8.9      Employee Plans.................................................................................40
         8.10     Compliance with Governmental Requirements and Documents........................................40
         8.11     Government Regulations.........................................................................40
         8.12     Fiscal Year Accounting.........................................................................40
         8.13     New Businesses.................................................................................40
         8.14     Assignment.....................................................................................40
         8.15     Retention of Servicing Portfolio...............................................................40
         8.16     Strict Compliance..............................................................................40

SECTION 9         FINANCIAL COVENANTS............................................................................40
         9.1      Tangible Net Worth.............................................................................40



                                      (ii)



         9.2      Leverage Ratio.................................................................................40

SECTION 10        EVENTS OF DEFAULT AND REMEDIES.................................................................41
         10.1     Event of Default...............................................................................41
         10.2     Remedies.......................................................................................42
         10.3     Right of Offset................................................................................43
         10.4     Waivers........................................................................................43
         10.5     Performance by Administrative Agent............................................................43
         10.6     No Responsibility..............................................................................44
         10.7     No Waiver......................................................................................44
         10.8     Cumulative Rights..............................................................................44
         10.9     Rights of Individual Lenders...................................................................44
         10.10    Notice to Administrative Agent.................................................................44
         10.11    Costs..........................................................................................44

SECTION 11        ADMINISTRATIVE AGENT...........................................................................44
         11.1     Authorization and Action.......................................................................45
         11.2     Administrative Agent's Reliance, Etc...........................................................45
         11.3     Administrative Agent and Affiliates............................................................45
         11.4     Credit Decision................................................................................45
         11.5     INDEMNIFICATION................................................................................45
         11.6     Successor Administrative Agent.................................................................46
         11.7     Inspection.....................................................................................46

SECTION 12        MISCELLANEOUS..................................................................................46
         12.1     Nonbusiness Days...............................................................................46
         12.2     Communications.................................................................................46
         12.3     Form and Number of Documents...................................................................47
         12.4     Exceptions to Covenants........................................................................47
         12.5     Survival.......................................................................................47
         12.6     Governing Law..................................................................................47
         12.7     Invalid Provisions.............................................................................47
         12.8     Conflicts Between Credit Documents.............................................................47
         12.9     Discharge and Certain Reinstatement............................................................47
         12.10    Amendments, Consents, Conflicts, and Waivers...................................................47
         12.11    Multiple Counterparts..........................................................................48
         12.12    Parties........................................................................................48
         12.13    Participations.................................................................................49
         12.14    Transfers......................................................................................49
         12.15    VENUE, SERVICE OF PROCESS, AND JURY TRIAL......................................................50
         12.16    Limitation of Liability........................................................................50
         12.17    Confidentiality................................................................................50
         12.18    ENTIRE AGREEMENT...............................................................................51



                                      (iii)

                             SCHEDULES AND EXHIBITS


 Schedule 2               -             Lenders and Commitments
 Schedule 4.1             -             Eligibility Conditions
 Schedule 4.3             -             Collateral Procedures
 Schedule 5               -             Closing Conditions
 Schedule 6.2             -             Companies
 Schedule 6.9             -             Litigation and Judgments
 Schedule 6.10            -             Affiliate Transactions

 Exhibit A-1              -             Warehouse Note
 Exhibit A-2              -             Amended and Restated Swing Note
 Exhibit B                -             Guaranty
 Exhibit C-1              -             Amended and Restated Security Agreement
 Exhibit C-2              -             Financing Statement
 Exhibit C-3              -             Shipping Request
 Exhibit C-4              -             Bailee Letter
 Exhibit C-5              -             Trust Receipt and Agreement
 Exhibit C-6              -             Release Request
 Exhibit D-1              -             Borrowing Request
 Exhibit D-2              -             Collateral-Delivery Notice
 Exhibit D-3              -             Borrowing-Base Report
 Exhibit D-4              -             Compliance Certificate
 Exhibit D-5              -             Acquisition-Compliance Certificate
 Exhibit E                -             Opinion of Counsel
 Exhibit F                -             Assignment and Assumption Agreement



                                      (iv)

                      AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AGREEMENT is entered into as of October 1, 1998, between AMERICAN BUSINESS CREDIT, INC., a Pennsylvania corporation ("ABC"), HOMEAMERICAN CREDIT, INC., a Pennsylvania corporation d/b/a Upland Mortgage ("HAC"), and NEW JERSEY MORTGAGE & INVESTMENT CORP., a New Jersey corporation ("NJMI") (ABC, HAC, and NJMI are "Co-Borrowers"); AMERICAN BUSINESS FINANCIAL SERVICES, INC., a Delaware corporation ("Parent"); the Lenders described below; CHASE SECURITIES, INC., as syndication agent; and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as administrative agent and collateral agent for Lenders.

                       (see Section 1.1 for defined terms)

         A. Co-Borrowers have requested Lenders and Administrative Agent to enter into this agreement to extend, renew, and entirely amend and restate the Existing-Credit Agreement.

         B. Co-Borrowers are direct-wholly-owned Subsidiaries of ABC, and have borrowed certain amounts under the Existing-Credit Agreement guaranteed by Parent to finance the origination and acquisition of Commercial Loans and Mortgage Loans until those Commercial Loans and Mortgage Loans are sold in the secondary market.

         C. Co-Borrowers have requested Lenders to commit to provide Borrowings under this agreement initially in an amount necessary to renew the outstanding borrowings under the Existing-Credit Agreement and additionally in amounts necessary to finance Co-Borrowers' origination and acquisition of additional Commercial Loans and Mortgage Loans until such Commercial Loans and Mortgage Loans are sold in the secondary market.

         D. Co-Borrowers, among other things, granted a Lien on the Collateral under the Existing-Credit Agreement to secure the Existing Obligation related to those borrowings. Under Section 4 of this agreement, among other things, Co-Borrowers renew, extend, and ratify that Lien as a Lender Lien under this agreement in respect of the Obligation under this agreement.

         E. Lenders have agreed upon the terms and applicable sublimits of this agreement to provide those Borrowings up to the lesser of either the total Commitments or the total Borrowing Base.

         ACCORDINGLY, for adequate and sufficient consideration, Co-Borrowers, Parent, Lenders, Syndication Agent, and Administrative Agent agree as follows:

SECTION 1 DEFINITIONS AND REFERENCES. Unless stated otherwise, the following provisions apply to each Credit Document, and annexes, exhibits, and schedules to (and certificates, reports, and other writings delivered under) the Credit Documents.

         1.1      Definitions.

         "ABC" is defined in the preamble to this agreement.

         "Acquisition" by any Person means any transaction or series of transactions on or after the Closing Date pursuant to which that Person directly or indirectly -- whether in the form of a capital expenditure, an Investment, a merger, a consolidation, or otherwise and whether through a solicitation or tender of equity securities, one or more negotiated block, market, private, other transactions, or any combination of the foregoing -- purchases (a) all or substantially all of the business or assets of any other individual or entity or operating division or business unit of any other individual or entity, (b) assets of an individual, entity, operating division, or business unit for a total purchase price (including all cash or deferred payment and all Debt to be guaranteed, assumed, or paid by any Company other than Debt owed by the acquired Person for which no other Company has any obligation whatsoever) of $1,000,000 or more, or (c) more than 50% of the equity interest in any other entity.

         "Acquisition-Compliance Certificate" means a certificate that must be signed by one or more Responsible Officers of Parent and Co-Borrowers and must be substantially in the form of Exhibit D-5.

         "Administrative Agent" means, at any time, Chase Bank of Texas, National Association, formerly named Texas Commerce Bank, National Association (or its successor appointed under Section 11.6), acting as administrative, collateral, and managing agent for Lenders under the Credit Documents.

         "Affiliate" of a Person means any other individual or entity who directly or indirectly controls, is controlled by, or is under common control with that Person. For purposes of this definition (a) "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract, or otherwise), and (b) the Companies are "Affiliates" of each other.

         "Agent's Request" is defined in Section 2.3(f).

         "Applicable-Covered Rate" means -- for each Borrowing-Purpose Category in the table below --the annual interest rate stated beside that category:

-------------------------------------------------------------------------------
             Borrowing-Purpose Category                 Applicable-Covered Rate
--------------------------------------------------      -----------------------
Wet Borrowings and High LTV Borrowings                          1.6250%
-------------------------------------------------------------------------------
Seasoned Borrowings and Commercial Loan Borrowings              1.7500%
-------------------------------------------------------------------------------
Other Borrowings                                                1.3875%
-------------------------------------------------------------------------------

         "Applicable Margin" means -- for each Borrowing-Purpose Category and relevant Borrowing-Price Category in the table below -- the interest margin beside those categories:
-------------------------------------------------------------------------------

Borrowing-Purpose Category      Borrowing-Price Category      Applicable Margin
---------------------------     ------------------------      -----------------
Wet Borrowings and High LTV     Base Rate                     0.2500%
Borrowings
-------------------------------------------------------------------------------
                                LIBOR                         1.6250%
-------------------------------------------------------------------------------
Seasoned Borrowings and         Base Rate                     0.3750%
Commercial Loan Borrowings
-------------------------------------------------------------------------------
                                LIBOR                         1.7500%
-------------------------------------------------------------------------------
Other Borrowings                Base Rate                     0.0000%
-------------------------------------------------------------------------------
                                LIBOR                         1.3875%
-------------------------------------------------------------------------------

         "Appraisal" means for any Mortgage Loan or Commercial Loan, a written statement of the market value of the real property securing it.

         "Appraisal Requirement" means any Governmental Requirement that is applicable to appraisals of mortgaged-residential real property, mortgaged non-residential real property, or other property in connection with transactions involving that property, including, without limitation, Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, the Federal Deposit Insurance Corporation Improvement Act of 1991, 12 C.F.R. Chapter I, Part 34, Subpart C, 12 C.F.R. Chapter II, Subchapter A, Part 225, Subpart G, and 12 C.F.R. Chapter III, Subchapter B, Part 323.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement executed by a selling Lender and a Purchaser under Section
12.12 and Section 12.14, and delivered to Administrative Agent in substantially the form of Exhibit F.

         "Average-Adjusted-Base Rate" means, for any period, an annual interest rate equal to the quotient of (a) the sum of the Base Rate plus the Applicable Margin, for each calendar day during that period, divided by (b) the number of calendar days during that period.

         "Average-Adjusted-LIBOR" means, for any period, an annual interest rate equal to the quotient of (a) the sum of LIBOR plus the Applicable Margin, for each calendar day during that period, divided by (b) the number of calendar days during that period.

         "Average Commitment" means, for any period and any Lender, the quotient of the (a) the sum of that Lender's Commitment as of the close of business for each calendar day (which for any day that is not a Business Day is deemed for this definition to be such Lender's Commitment for the preceding Business Day) during that period divided by (b) the number of calendar days during that period.

         "Average-Eligible Balances" means, for any period and any Lender, an amount equal to (a) the quotient of (i) the sum of that Lender's Eligible Balances as of the close of business for each calendar day (which for any day that is not a Business Day are deemed for this definition to be those balances for the preceding Business Day) during that period divided by (ii) the number of calendar days during that period minus (b) amounts necessary to satisfy any deposit insurance, reserve, special deposit, Taxes (other than that Lender's general corporate income or franchise Taxes), duty, or other imposition (in each case at the applicable rates) requirements applicable to that Lender for those accounts, minus (c) amounts required to compensate that Lender for direct processing and transaction costs and other services actually rendered in connection with those accounts in accordance with that Lender's system of charges for similar accounts, minus (d) unless otherwise paid directly to that Lender, any amounts in those accounts utilized as of that day in the calculation of interest on any other Debt payable by any Co-Borrower to that Lender.

         "Average-Principal Debt" means, for any period and any Lender, the quotient of (a) the sum of the Principal Debt owed to that Lender as of the close of business for each calendar day (which for any day that is not a Business Day is deemed for this definition to be the Principal Debt as of the close of business for the preceding Business Day) during that period divided by
(b) the number of calendar days during that period.

         "Bailee Letter" means a letter executed and delivered by Administrative Agent in substantially the form of Exhibit C-4.

         "Base Rate" means an annual interest rate equal from day to day to the floating annual interest rate established by Administrative Agent from time to time as its prime-rate of interest, which may not be the lowest interest rate charged by Administrative Agent on loans similar to Borrowings.

         "Base-Rate Borrowing" means any Borrowing bearing interest at the Average-Adjusted-Base Rate.

         "Borrowing" means any amount disbursed (a) by any Lender to any Co-Borrower under the Credit Documents as an original disbursement of funds or
(b) by Administrative Agent or any Lender in accordance with, and to satisfy a Company's obligations under, any Credit Document.

         "Borrowing Base" means, at any time, the sum of:

                  (a) the total collateral value of each Eligible-Mortgage Loan and each Eligible-Commercial Loan, equal to 98% of the lowest of (i) the unpaid principal balance of the underlying promissory note, (ii) the actual amount funded by ABC, HAC, or NJMI, as the case may be, with respect to that Eligible-Mortgage Loan or Eligible-Commercial Loan, or
         (iii) the Market Value thereof, as determined by Administrative Agent; plus

                  (b) the total collateral value of each Eligible-Seasoned Loan, equal to 90% of the lowest of (i) the unpaid principal balance of the underlying promissory note, (ii) the actual amount funded by ABC, HAC, or NJMI, as the case may be, with respect to that Eligible-Seasoned Loan, or (iii) the Market Value thereof, as determined by Administrative Agent; plus

                  (c) the total collateral value of each Eligible-High LTV Loan, equal to 95% of the lowest of (i) the unpaid principal balance of the underlying promissory note, (ii) the actual amount funded by ABC, HAC, or NJMI, as the case may be, with respect to that Eligible-High LTV Loan, or (iii) the Market Value thereof, as determined by Administrative Agent.

         "Borrowing-Base Report" means a report executed by Administrative Agent and delivered to Co-Borrowers and Lenders in substantially the form of Exhibit D-3.

         "Borrowing Date" means, for any Borrowing, the date it is disbursed.

         "Borrowing Excess" means, at any time, the amount by which any of the limitations of Section 2.1 is exceeded.

         "Borrowing-Price Category" means any category of Borrowing determined with respect to the applicable interest option (e.g., a Base-Rate Borrowing, LIBOR Borrowing, or Fixed-Rate Borrowing).

         "Borrowing-Purpose Category" means any category of Borrowing determined with respect to its purpose (e.g., a Dry Borrowing, Wet Borrowing, Swing Borrowing, Second-Lien Borrowing, Seasoned Borrowing, High LTV Borrowing, or Commercial Loan Borrowing).

         "Borrowing Request" means a request executed by one or more Responsible Officers of Co-Borrowers requesting a Borrowing and delivered to Administrative Agent in substantially the form of Exhibit D-1.

         "Business-Purpose Loan" means a loan that is (a) extended to a business, (b) evidenced by a valid promissory note, and (c) secured by a mortgage, deed of trust, or trust deed that grants a perfected first-priority Lien (or a second-priority Lien with respect to Second-Lien Borrowings) on residential or commercial real property.

         "Business Day" means (a) for purposes of any LIBOR Borrowing or Fixed-Rate Borrowing, a day specified in clause (b) of this definition when commercial banks are open for international business in London,

England, and (b) for all other purposes, any day other than Saturday, Sunday, and any other day that commercial banks are authorized by applicable Governmental Requirements to be closed in Texas.

         "Calendar Month" means that portion of a calendar month that occurs at any time from the date of this agreement to the Termination Date.

         "Calendar Quarter" means that portion of a calendar quarter that occurs at any time from the date of this agreement to the Termination Date.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (Sections) 9601 et seq.

         "Closing Date" means October 1, 1998.

         "Co-Borrowers" is defined in the preamble to this agreement.

         "Collateral" means all Collateral as defined in the Security Agreement or as otherwise delivered by any Person as security for the Obligation.

         "Collateral Agent" means Administrative Agent.

         "Collateral-Delivery Notice" means a notice executed by Co-Borrowers and delivered to Administrative Agent in substantially the form of Exhibit D-2.

         "Collateral Documents" means the documents and other items described on
Schedule 4.3 and required to be delivered to Administrative Agent under Section 4.3.

         "Commercial Loan" means a loan that is not a construction or residential loan, is evidenced by a valid promissory note, and is secured by a mortgage, deed of trust, or trust deed that grants a perfected first-or second-priority Lien on commercial real property.

         "Commercial Loan Borrowing" means a Borrowing that is subject to the Commercial Loan Sublimit and the Commercial Loan for which meets the eligibility requirements set forth on Schedule 4.1.

         "Commercial Loan Sublimit" means, at any time, 5% of the total Commitments.

         "Commitment" means, at any time and for any Lender, the amounts stated beside that Lender's name on the most-recently amended Schedule 2 (which amount is subject to reduction and cancellation as provided in this agreement).

         "Commitment Percentage" means, for any Lender, the proportion (stated as a percentage) that its Commitment bears to the total Commitments of all Lenders.

         "Companies" means, at any time, Parent and each of its Subsidiaries (including, without limitation, Co-Borrowers).

         "Compliance Certificate" means a certificate substantially in the form of Exhibit D-4 and signed by one or more Responsible Officers of Parent and each Co-Borrower.

         "Correction Period" means 14 calendar days.

         "Coupon Rate" means the pre-maturity interest rate applicable to a Mortgage Loan or Commercial Loan on any day, stated as an annual interest rate, less 0.375% (rounded down to the nearest 0.125%), and each determination by Administrative Agent of any Coupon Rate may be computed using any reasonable averaging and attribution method and, absent manifest error, shall be conclusive and binding.

         "Credit Documents" means (a) this agreement, certificates and reports delivered under this agreement, and exhibits and schedules to this agreement, including without limitation the Notes, the Guaranties, and the Security Agreement, (b) all agreements, documents, and instruments in favor of Administrative Agent or Lenders (or Administrative Agent on behalf of Lenders) ever delivered under this agreement or otherwise delivered in connection with any of the Obligation (other than assignments), and (c) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

         "Current Financials" means either (a) the Companies' Financials for the year ended June 30, 1998, or (b) at any time after the Companies' annual Financials are first delivered under Section 7.1(a), the Companies' annual Financials then most recently delivered to Administrative Agent, together with the Companies' interim Financials then most recently delivered to Administrative Agent.

         "Debt", for any Person and without duplication, means (a) all obligations required by GAAP to be classified upon that Person's balance sheet as liabilities, (b) liabilities secured (or for which the holder of the liabilities has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (c) obligations that under GAAP should be capitalized for financial reporting purposes, and (d) all guaranties, endorsements, and other contingent obligations with respect to Debt of others or in respect of any Employee Plan.

         "Debtor Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Governmental Requirements affecting creditors' Rights.

         "Default Condition," in respect of any action or event, means that (a) an Event of Default or Potential Default exists immediately before, or will occur as a result of (or otherwise will exist immediately after), the occurrence of that action or event or (b) the occurrence of the event or action will cause any of the representations or warranties (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or expressly permitted by this agreement) in the Credit Documents to be materially incorrect.

         "Default Rate" means, for any day, an annual interest rate equal to the lesser of either (a) the Fed-Funds Rate plus 5%, or (b) the Maximum Rate.

         "Distribution" means, at any time and with respect to any shares of any capital stock or other equity securities issued by a Person, (a) the retirement, redemption, purchase, or other acquisition for value of those securities, (b) the declaration or payment of any dividend on or with respect to those securities, (c) any loan or advance by that Person to, or other Investment by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.

         "Dry Borrowing" means a Borrowing for which all of the Collateral Documents have been delivered to Administrative Agent in accordance with Section 4.3.

         "Eligible Balances" means, for any calendar day and Lender, the sum (which for any day that is not a Business Day is deemed for this definition to be that sum as determined as of the close of business on the preceding Business
Day) of collected balances as of the close of business on that day in all identified non-interest bearing demand deposit accounts or money market zero reserve accounts of or maintained by Co-Borrowers with such Lender.

         "Eligible-Commercial Loan" means, at any time, a Commercial Loan for which the applicable conditions for eligibility described in Schedule 4.1 are satisfied and which may under Section 4.1 be included in the Borrowing Base.

         "Eligible-High LTV Loan" means, at any time, a High LTV Loan for which the applicable conditions for eligibility described in Schedule 4.1 are satisfied and which may under Section 4.1 be included in the Borrowing Base.

         "Eligible-Mortgage Loan" means, at any time, a Mortgage Loan (other than a Seasoned Loan or High LTV Loan) for which the applicable conditions for eligibility described in Schedule 4.1 are satisfied and which may under Section
4.1 be included in the Borrowing Base.

         "Eligible-Seasoned Loan" means, at any time, a Seasoned Loan for which the applicable conditions for eligibility described in Schedule 4.1 are satisfied and which may under Section 4.1 be included in the Borrowing Base.

         "Employee Plan" means any employee-pension-benefit plan (a) covered by Title IV of ERISA and established or maintained by any Company or any ERISA Affiliate (other than a Multiemployer Plan) or (b) established or maintained by any Company or any ERISA Affiliate, or to which any Company or any ERISA Affiliate contributes, under the Governmental Requirements of any foreign country.

         "Environmental Governmental Requirement" means any applicable Governmental Requirement that relates to protection of the environment or to the regulation of any Hazardous Substances, including, without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C.(Section) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (Section) 6901 et seq.), the Clean Water Act (33 U.S.C. (Section) 1251 et seq.), the Clean Air Act (42 U.S.C. (Section) 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (Section) 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. (Section) 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. (Section) 11001 et seq.), the Safe Drinking Water Act (42 U.S.C. (Section) 201 and (Section) 300f et seq.), the Rivers and Harbors Act (33 U.S.C. (Section) 401 et seq.), the Oil Pollution Act (33 U.S.C. (Section) 2701 et seq.), analogous state and local Governmental Requirements, and any analogous future enacted or adopted Governmental Requirement.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any Person that, for purposes of Title IV of ERISA, is a member of any Company's controlled group or is under common control with any Company within the meaning of Section 414 of the IRC.

         "Event of Default" is defined in Section 10.1.

         "Existing-Credit Agreement" means that certain Credit Agreement (as renewed, extended, amended, or restated through the date of this agreement) dated as of July 31, 1997, between Co-Borrowers, Chase Bank of Texas, National Association (formerly Texas Commerce Bank, National Association), as Administrative Agent, and certain lenders.

         "Existing Obligation" means the Obligation as defined in and arising under the Existing-Credit Agreement.

         "Fed-Funds Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal-funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by Administrative Agent from three federal-funds brokers of recognized standing selected by Administrative Agent. If for any reason Administrative Agent shall determine (and its determination shall be conclusive absent manifest error) that it is unable to ascertain for any reason -- including Administrative Agent's inability or failure (as a result of such inability) to obtain sufficient quotations in accordance with the immediately preceding sentence -- the Fed-Funds Rate for any day, then for each such day that such circumstances exist, the Fed-Funds Rate shall be deemed to be equal to the Base Rate for that day minus 2.0%. Any rate of interest based on the Fed-Funds Rate shall be (a) computed on the basis of a year consisting of 360 days applied for the actual number of days for which the principal sum to which it applies is outstanding and bears interest in accordance with this agreement at such rate of interest based on the Fed-Funds Rate (i.e., on the 360-day basis) and (b) adjusted as of the effective date of each change in the Fed-Funds Rate.

         "FHA" means the Federal Housing Administration within the United States Department of Housing and Urban Development.

         "FHLMC" means the Federal Home Loan Mortgage Corporation.

         "Financials" of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP (subject to year end audit adjustments with respect to interim Financials) and (b) except as stated in Section 1.4, in comparative form to prior year-end figures or corresponding dates or periods of the preceding fiscal year or other relevant period, as applicable.

         "Fixed Rate" means, for any Fixed-Rate Borrowing, a fixed rate of interest equal to the sum of LIBOR on the Borrowing Date of that Fixed-Rate Borrowing plus the Applicable Margin for LIBOR Borrowings.

         "Fixed-Rate Borrowing" means any Borrowing that bears interest at a Fixed Rate (except that Swing Borrowings and Wet Borrowings may not bear interest at a Fixed Rate), which Borrowing shall be in an amount of at least $10,000,000 or any higher integral multiple of $100,000.

         "FNMA" means the Federal National Mortgage Association.

         "Funding Loss" means any reasonable, out-of-pocket loss or expense that any Lender incurs because any Co-Borrower (a) fails or refuses, for any reason other than a default by the Lender claiming that loss or expense, to take any Fixed-Rate Borrowing that it has requested under this agreement, or (b) prepays, pays, or converts any Fixed-Rate Borrowing at any time other than the last day of the applicable Interest Period.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

         "GNMA" means the Government National Mortgage Association.

         "Governmental Authority" means any (a) local, state, territorial, federal, or foreign judicial, executive, regulatory, administrative, legislative, or governmental agency, board, bureau, commission, department, or other instrumentality, (b) private arbitration board or panel, or (c) central bank.

         "Governmental Requirements" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Governmental Authority.

         "Guarantor" means Parent and each other Person that has executed, or is required to execute, a Guaranty.

         "Guaranty" means a Guaranty in substantially the form of Exhibit B.

         "HAC" is defined in the preamble to this agreement.

         "Hazardous Substance" means any substance that is designated, defined, classified, or regulated as a hazardous waste, hazardous material, pollutant, contaminant, explosive, corrosive, flammable, infectious, carcinogenic, mutagenic, radioactive, or toxic or hazardous substance under any Environmental Governmental Requirement, including, without limitation, any hazardous substance within the meaning of (Section) 101(14) of CERCLA.

         "Hedge Contract" means, for any Person, any present or future, whether master or single, agreement, document or instrument providing for, or constituting an agreement to enter into, (a) commodity hedges in the normal course of business in accordance with prior practices of that Person before the date of this agreement for purposes of hedging material purchases, (b) foreign-currency purchases and swaps, and (c) interest-rate swap, cap, collar, or similar arrangements.

         "High LTV Borrowing" means a Borrowing that is subject to the High LTV Sublimit and the High LTV Loan for which meets the eligibility requirements set forth on Schedule 4.1.

         "High LTV Investor" means an investor that has delivered its underwriting guidelines to and has been approved to purchase certain High LTV Loans by Co-Borrowers and Administrative Agent.

         "High LTV Loan" means a Mortgage Loan which has a loan-to-value ratio greater than 90%, and less than or equal to 125%.

         "High LTV Sublimit" means, at any time, 5% of the total Commitments.

         "Interest Period" is determined in accordance with Section 3.8.

         "Investment," in respect of any Person, means any (a) loan, advance, extension of credit, or capital contribution to that Person, (b) investment in that Person, (c) purchase or commitment to purchase any equity securities or Debt issued by that Person or substantially all of the assets or a division or other business unit of that Person, or (d) any Hedge Contract with that Person.

         "Investor" means an investor in Mortgage Loans and Commercial Loans generally, or a High LTV Investor.

         "IRC" means the Internal Revenue Code of 1986.

         "Lender Lien" means any present or future first-priority Lien securing the Obligation and assigned, conveyed, and granted to, or created in favor of, Administrative Agent for the benefit of Lenders under the Credit Documents.

         "Lenders" means the financial institutions (including, without limitation, the entity which is Administrative Agent in respect of its share of Borrowings) named on Schedule 2 or on the most-recently-amended Schedule 2, if any, delivered by Administrative Agent under this agreement, and, subject to this agreement, their respective successors and permitted assigns (but not any Participant who is not otherwise a party to this agreement).

         "Leverage Ratio" means, as of the last day of each fiscal quarter of Borrower, the ratio of (a) Total-Adjusted Debt to (b) the sum of Parent's Net Worth plus the outstanding principal amount of Subordinated Debt.

         "LIBOR" means, for any day, the rate of interest per annum which is equal to the arithmetic mean of the rates appearing on Bloomberg as of 11:00 a.m. London time for that day for the offering by such institutions as are named therein to prime banks in the interbank dollar market in London, England, of One Million Dollar ($1,000,000) deposits in United States dollars for a one month period. If Administrative Agent cannot determine that rate for any day, then LIBOR for that day shall be the rate that deposits in United States dollars in that amount and for that period are offered to the entity which is Administrative Agent at approximately 11:00 a.m., London time, on that day or, if that information is not reasonably available to Administrative Agent, on the next later day for which such information is so available. Administrative Agent's determination of LIBOR for each day shall be conclusive and binding, absent manifest error. For purposes of this agreement and each Note, LIBOR shall fluctuate upward and downward automatically and concurrently with day-to-day changes in such arithmetic mean, and in the amount of the change.

         "LIBOR Borrowing" means any Borrowing that bears interest at LIBOR.

         "Lien" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners (other than title of the lessor under an operating lease).

         "Litigation" means any action by or before any Governmental Authority.

         "Market Value" means, on any day for any Mortgage Loan or Commercial Loan at Administrative Agent's sole (but reasonably-exercised) discretion, the market value of that Mortgage Loan or Commercial Loan as determined by Administrative Agent based on the then-most recent posted net yield for Mortgage Loans or Commercial Loans of the same type and Coupon Rate furnished by FNMA and published and distributed by Telerate Mortgage Services, or, if such posted net yield is not available from Telerate Mortgage Services, upon the posted net yield stated by FNMA as determined by Administrative Agent or, for any Mortgage Loan or Commercial Loan not eligible for purchase by FNMA, upon the current net yield for Mortgage Loans or Commercial Loans of the same type and Coupon Rate as reasonably determined by Administrative Agent.

         "Material-Adverse Event" means any circumstance or event that, individually or collectively, is reasonably expected to result (at any time before the Commitments are fully canceled or terminated and the Obligation is fully paid and performed) in any (a) material impairment of (i) the ability of Parent, Co-Borrowers, or any Guarantor to perform any of its payment or other material obligations under any Credit Document or (ii) the ability of Administrative Agent or any Lender to enforce any of those obligations or any of their respective Rights under the Credit Documents, (b) material and adverse effect on the financial condition of the Companies as a whole as represented to Lenders in the Current Financials most recently delivered before the date of this agreement, (c) material and adverse impact on any Collateral, or (d) Event of Default.

         "Material Agreement" means, for any Person, any material written or oral agreement, contract, commitment, or understanding to which such Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, (a) that involves revenues to, or financial obligations of, any such Person in excess of 5% of Parent's Net Worth from time to time in the aggregate during any 12-month period, being Co-Borrowers' fiscal year, and which is not cancelable by such Person upon 30 days or less notice without liability for further payment other than nominal penalty.

         "Maximum Amount" and "Maximum Rate" respectively mean, for any day and for any Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Governmental Requirements, such Lender is permitted to contract for, charge, take, reserve, or receive (from Co-Borrowers, Parent, or each of them) on its portion of the Obligation.

         "Mortgage Collateral" means all Mortgage Loans and Commercial Loans and related Collateral Documents held as Collateral under the Credit Documents.

         "Mortgage Loan" means a loan that is not a construction loan or Commercial Loan, is evidenced by a valid promissory note, and is secured by a mortgage, deed of trust, or trust deed that grants a perfected first-priority Lien (or second-priority Lien with respect to Second-Lien Borrowings) on residential real property.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the IRC (or any similar type of plan established or regulated under the Governmental Requirements of any foreign country) to which any Company or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         "Net Income" means, for any period and any Person, the amount that should, in accordance with GAAP, be reflected on that Person's income statement as net income (reflecting that Person's profit or loss after deducting its Tax expense).

         "Net Worth" means, for any Person, the sum of its stockholders' equity or other equity as determined under GAAP.

         "NJMI" is defined in the preamble to this agreement.

         "Note Payment Accounts" means the following non-interest bearing restricted checking accounts maintained with Administrative Agent separately for each Co-Borrower:

          o For ABC, Account No. 0010-267-2640, styled "American Business Financial Services, Inc. - Note Payment Account."

          o For HAC, Account No. 0010-267-2640, styled "American Business Financial Services, Inc. - Note Payment Account."

          o For NJMI, Account No. 0010-267-2640, styled "American Business Financial Services, Inc. - Note Payment Account"
which accounts are to be used for (a) Administrative Agent's deposits of proceeds of Borrowings and payments constituting the proceeds of principal from any Collateral (other than regular principal and interest payments on the Mortgage Collateral) of the particular Co-Borrower; (b) Administrative Agent's deposits of principal and interest payments for the repayment of Borrowings received from the particular Co-Borrower or for the particular Co-Borrower's account; and (c) only if and when no Event of Default exists unless Administrative Agent has declared in writing that is has been cured or waived, the particular Co-Borrower's withdrawal of proceeds of its Borrowings for the purposes permitted under this agreement and Administrative Agent's transfer from that Note Payment Account to that Co-Borrower's own account (or to a controlled disbursement account maintained by that Co-Borrower with Administrative Agent) or proceeds of sales or other dispositions of released Collateral for that Co-Borrower in excess of its Borrowings borrowed and then outstanding against that released Collateral. The Note Payment Accounts are (and shall continuously be) part of the Collateral for the Obligation. The Note Payment Accounts shall be subject to set off by Administrative Agent. Co-Borrowers shall not have any right to directly withdraw funds from any Note Payment Account, but instead those funds may be withdrawn or paid out only against the order of any authorized officer of Administrative Agent, although under the circumstances described in clause (c) of the first sentence of this definition and subject to the conditions specified in that clause, Administrative Agent shall use diligent and reasonable efforts to cause Borrowings and excess Collateral proceeds that are received as therein described and that are deposited to the Note Payment Account before 3:00 p.m. on a Business Day to be transferred to an account on which the particular Co-Borrower does have withdrawal order authority on that same Business Day.

         "Notes" means the Warehouse Notes and the Swing Note

         "Obligation" means all (a) present and future indebtedness, obligations, and liabilities of Co-Borrowers or Parent to Administrative Agent or any Lender and related to any Credit Document, whether principal, interest, fees, costs, attorneys' fees, or otherwise, (b) Debts, liabilities, or obligations owed by Parent or any Co-Borrower to any Lender or any Affiliate of any Lender who, in either case, is also a Rate-Protection Party under any Hedge Contract, (c) amounts that would become due but for operation of 11 U.S.C. (Sections) 502 and 503 or any other provision of Title 11 of the United States Code, and all renewals, extensions, and modifications of any of the foregoing, and (d) pre- and post-maturity interest on any of the foregoing, including, without limitation, all post-petition interest if Parent or any Co-Borrower voluntarily or involuntarily files for protection under any Debtor Law.

         "Organizational Documents" means, for any Person, the documents for its formation and organization, which, for example, for a (a) corporation are its corporate charter and bylaws, (b) for a partnership is its partnership agreement, (c) for a limited-liability company are its certificate of organization and regulations, and (d) for a trust is the trust agreement or indenture under which it is created.

         "Parent" is defined in the preamble to this agreement.

         "Participant" is defined in Section 12.13.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Acquisition" means any Acquisition for which all of the following conditions are satisfied:

          (a)  No Default Condition will exist as a result of such Acquisition;

          (b)  The Acquisition is within the Companies' lines of business;

     (c) At least 15 days before such Acquisition, subject to prescriptions under applicable securities laws and to non-disclosure obligations of the Administrative Agent and Lenders under Section 12.17(c), Co-Borrowers give to Administrative Agent and Lenders (A) a written description of the target entity and of its business and operations,
          (B) a written description of such Acquisition, which includes a reasonably-detailed calculation of (and description of the funding sources, if applicable, for) the total Investment involved, including all Debt for which the acquired Person is to remain obligated and what portion of it, if any, is to be guaranteed, assumed, or paid (through merger or otherwise) by any other Company, (C) a copy of the related purchase, merger, or other governing agreement, and (D) an Acquisition Compliance Certificate with respect to the Companies immediately before completion of such Acquisition;

     (d) The total of all Investments involved in all Permitted Acquisitions (including, but without duplication, any Debt to be guaranteed, assumed, or paid by any Company other than Debt owed by the acquired Person for which no Company has any obligation whatsoever) during any fiscal year of the Companies does not cause the Leverage Ratio to exceed 4.0 to 1.0;

     (e) The board of directors of the Person to be acquired has not notified any Company or Lender that it opposes the offer by any Company to acquire that Person or such opposition has been withdrawn;

     (f) If structured as a merger or consolidation, Section 8.5 is complied with; and

     (g) Concurrently with and as a condition precedent to the closing of such Acquisition, Co-Borrowers shall (A) deliver to Administrative Agent all documents necessary to be in compliance with the applicable provisions of Section 4 (except to the extent of any exceptions in those provisions), (B) shall deliver to Administrative Agent and Lenders supplements or amendments to the schedules delivered under
          Section 6 that are required to make the disclosures in those schedules accurate after giving effect to such Acquisition, (C) obtain the prior written consent of Required Lenders as to the supplements or amendments to the schedules under clause (B) preceding, (D) deliver to Administrative Agent and Lenders an Acquisition Compliance Certificate with respect to the Companies immediately after giving effect to such Acquisition, and (E) deliver to Administrative Agent such other documents and take such action as Administrative Agent or any Lender may reasonably request in order to effect the provisions of the Credit Documents.

Notwithstanding the foregoing, the conditions set forth in clauses (c) and (g) above shall not need to be satisfied for any Acquisition to be a Permitted Acquisition provided the aggregate total purchase price for such Acquisitions in any fiscal year is less than or equal to $2,000,000.

         "Permitted Debt" is defined in Section 8.1.

         "Permitted Investments" is defined in Section 8.3.

         "Permitted Liens" is defined in Section 8.2.

         "Person" means any individual, entity, or Governmental Authority.

         "Potential Default" means any event's occurrence or any circumstance's existence that would -- upon any required notice, time lapse, or both -- become an Event of Default.

         "Principal Debt" means, at any time, the outstanding principal balance of all Borrowings.

         "Purchaser" is defined in Section 12.14.

         "Ratable Borrowing" means a Borrowing that is advanced by Lenders to a Co-Borrower in accordance with their Commitment Percentages.

         "Rate-Protection Exposure" means -- at any time and for any Hedge Contract described in clause (c) of the definition of Hedge Contract above -- the amount, if any, that would be payable to the Rate-Protection Party in that Hedge Contract for any "agreement value" as though that Hedge Contract were terminated at that time, in each case (a) calculated as provided in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions, and Provisions for SWAPS and (b) determined by Administrative Agent in good faith in reliance upon any information (including any information provided by that Rate-Protection Party) that Administrative Agent believes (with no obligation to verify accuracy) to be accurate, absent manifest error.

         "Rate-Protection Party" means, at any time, any party that has entered into a Hedge Contract with Parent or any Co-Borrower that could give rise to Rate-Protection Exposure.

         "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221.

         "Release Request" means a Release Request executed and delivered by a Responsible Officer of Co-Borrowers to Administrative Agent in substantially the form of Exhibit C-6.

         "Representatives" means authorized representatives, officers, directors, employees, attorneys, and agents.

         "Required Lenders" means, at any time, any combination of Lenders whose
(a) Termination Percentages total at least 66 2/3% at any time on or after the Termination Date, or (b) Commitment Percentages total at least 66 2/3% at all other times.

         "Responsible Officer" means (a) the chairman, president, chief executive officer, any vice president, or chief financial officer of Co-Borrowers and Parent to the extent that such officer's name, title, and signature have been certified to Administrative Agent by the secretary or an assistant secretary of Co-Borrowers and Parent, or (b) any other officer designated as a "Responsible Officer" in writing to Administrative Agent by any officer in clause (a) preceding.

         "Rights" means rights, remedies, powers, privileges, and benefits.

         "Seasoned Borrowing" means a Borrowing which is subject to the Seasoned Sublimit and the Mortgage Loan or Commercial Loan for which meets the eligibility requirements set forth on Schedule 4.1.

         "Seasoned Loan" means, at any time, either (a) a Mortgage Loan or Commercial Loan for which the Collateral Documents have been included in the Borrowing Base for more than 364 days, or (b) a Mortgage Loan or Commercial Loan which is initially included in the Borrowing Base more than 364 days following its date of origination.

         "Seasoned Sublimit" means $25,000,000.

         "Second-Lien Borrowing" means a Borrowing which is subject to the Second-Lien Sublimit and the Commercial Loan or Mortgage Loan for which meets the eligibility requirements set forth on Schedule 4.1.

         "Second-Lien Sublimit" means, at any time, 35% of the total
Commitments.

         "Security Agreement" means the Amended and Restated Security Agreement in substantially the form of Exhibit C-1.

         "Shipping Period" means 45 calendar days.

         "Shipping Request" means a Shipping Request executed and delivered by a Responsible Officer of Co-Borrowers to Administrative Agent in substantially the form of Exhibit C-3.

         "Stated-Termination Date" means October 1, 2000.

         "Subordinated Debt" is defined in Section 8.1(i).

         "Subsidiary" of any Person means any entity of which more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person. Unless otherwise specified or the context otherwise requires, "Subsidiary" refers to a Subsidiary of Parent.

         "Swing Borrowing" means a Borrowing that is advanced by Administrative Agent to any Co-Borrower under the Swing Sublimit.

         "Swing Note" means a promissory note executed and delivered by Co-Borrowers, payable to the order of Administrative Agent, in the stated principal amount of the Swing Sublimit, and substantially in the form of Exhibit A-2.

         "Swing Sublimit" means $50,000,000.

         "Syndication Agent" means Chase Securities, Inc.

         "Take-Out Commitment" means a binding commitment from an Investor to purchase Mortgage Collateral, acceptable in form and substance to Administrative Agent, in favor of a Co-Borrower, with respect to which there is be no condition which cannot be reasonably anticipated to be satisfied or complied with before its expiration.

         "Tangible Net Worth" means, as of the last day of each fiscal quarter of Borrower, the sum (without duplication) of (a) Parent's Net Worth, minus (b) treasury stock, minus (c) any surplus resulting from the write-up of assets, minus (d) goodwill, including, without limitation, any amounts representing the excess of the purchase price paid for acquired assets, stock, or interests over the book value assigned to them, minus (e) patents, trademarks, service marks, trade names, and copyrights, minus (f) other intangible assets, plus (g) to the extent already deducted under clauses (b) through (f) above, receivables or Investments consisting of the excess spread relating to the Companies' asset securitizations, plus (h) to the extent already deducted under clauses (b) through (f) above, mortgage servicing rights retained or obtained in connection with the Companies' asset securitizations.

         "Taxes" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

         "Termination Date" means the earlier of either (a) the Stated-Termination Date, or (b) the date that Lenders' commitments under this agreement are fully canceled or terminated.

         "Termination Percentage" means -- at any time for any Lender -- the proportion (stated as a percentage) that its Principal Debt bears to the total Principal Debt.

         "Total-Adjusted Debt" means, on any date of determination, Parent's total Debt minus the Subordinated Debt, minus (b) obligations under repurchase agreements, minus (c) obligations under escrow-arbitrage facilities.

         "Trust Receipt" means a Trust Receipt and Agreement executed and delivered by Co-Borrowers to Administrative Agent in substantially the form of Exhibit C-5.

         "UCC" means the Uniform Commercial Code as enacted in Texas or other applicable jurisdictions.

         "VA" means the Department of Veterans' Affairs.

         "Warehouse Note" means a promissory note executed and delivered by Co-Borrowers, jointly and severally, payable to a Lender's order, in the stated principal amount of that Lender's Commitment, and substantially in the form of Exhibit A-1.

         "Wet Borrowing" means a Borrowing for which all of the Collateral Documents have not been delivered to Administrative Agent in accordance with
Section 4.3.

         "Wet Period" means seven Business Days.

         "Wet Sublimit" means, at any time, a percentage of the total Commitments, which percentage is (a) 25% for the first four and last three Business Days of each Calendar Month, and (b) 15% at all other times.

         "Wire Instructions" means, for any Person, the information for wire transfers of funds to that Person, which (until changed by written notice to all other parties to this agreement) are stated for Co-Borrowers, Administrative Agent, and each Lender, below their names on Schedule 2.

         "Y2K" means the risk that computer applications used by any Company or by any of its suppliers or vendors may be unable properly to recognize and perform date-sensitive functions involving certain dates before and any date after December 31, 1999.

         1.2 Time References. Unless otherwise specified, in the Credit Documents (a) time references (e.g., 10:00 a.m.) are to time in Houston, Texas, and (b) in calculating a period from one date to another (A) in the case of provisions addressing the giving of notice, the word "from" means "from but excluding," and the word "to" or "until" means "to and including," and (B) in all other cases the word "from" means "from and including," and the word "to" or "until" means "to but excluding,"

         1.3 Other References. Unless otherwise specified, in the Credit Documents (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Credit Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions,
(f) references to "including" mean including, without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items as being limited to the same type or character of those specific items is not applicable,
(h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Governmental Requirement include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Credit Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.4 Accounting Principles. Unless otherwise specified, in the Credit Documents (a) GAAP in effect on this date determines all accounting and financial terms and compliance with financial covenants, (b) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and
(c) while Parent has any consolidated Subsidiaries (i) all accounting and financial terms and compliance with reporting covenants must be on a consolidating and consolidated basis, as applicable, and (ii) compliance with financial covenants must be on a consolidated basis.

SECTION 2       BORROWING PROVISIONS.

         2.1 Commitments. Subject to the limitations below and other provisions of the Credit Documents and on Business Days before the Termination Date, each Lender severally agrees to provide its Commitment Percentage of Borrowings (except for Administrative Agent in respect of Swing Borrowings) so long as, in each case, no Borrowing may be disbursed for less than $100,000 or that would cause any of the following applicable limitations to be exceeded, which limitations must be read together and are not mutually exclusive:

          o    The total Principal Debt may never exceed the lesser of either
               (a) the total Commitments or (b) the total Borrowing Base.

          o The total Principal Debt of all Swing Borrowings may never exceed the Swing Sublimit.

          o The total Principal Debt of Wet Borrowings may never exceed the Wet Sublimit.

          o The total Principal Debt of Fixed-Rate Borrowings may never exceed $100,000,000.

          o The total Principal Debt of Second-Lien Borrowings may never exceed the Second-Lien Sublimit.

          o The total Principal Debt of Seasoned Borrowings may never exceed the lesser of either (i) the Seasoned Sublimit, or (ii) the portion of the Borrowing Base attributable to Eligible-Seasoned Loans.

          o The total Principal Debt of Commercial Loan Borrowings may never exceed the lesser of either (i) the Commercial Loan Sublimit, or
               (ii) the portion of the Borrowing Base attributable to Eligible-Commercial Loans.

          o The total Principal Debt of High LTV Borrowings may never exceed the High LTV Sublimit.

          o The Principal Debt of Borrowings funded to and actually received and used by a Co-Borrower may not exceed the Borrowing Base attributable to the Collateral owned by such Co-Borrower.

          o Except for Administrative Agent in respect of Swing Borrowings, no Lender's direct or indirect portion of the Principal Debt under this Section may ever exceed either its Commitment or its Commitment Percentage.

         2.2 Borrowing Request. Co-Borrowers may only request a Borrowing by timely delivering to Administrative Agent a Collateral-Delivery Notice and required Collateral Documents under Section 4.3 and by delivering to Administrative Agent a Borrowing Request for the Borrowing before 12:00 p.m. on the applicable Borrowing Date for a Base-Rate Borrowing or a LIBOR Borrowing or the third Business Day before the Borrowing Date for a Fixed-Rate Borrowing. Unless otherwise indicated on the Borrowing Request, any Borrowing will be funded as a LIBOR Borrowing. A Borrowing Request is irrevocable and binding on Co-Borrowers when delivered. Administrative Agent shall use its best efforts to promptly -- but at least by 1:00 p.m. on the day it timely receives a Borrowing Request for a Ratable Borrowing -- send a copy of it to each Lender by fax and confirm it by telephone.

         2.3   Fundings.

                  (a) Remittance by Lenders. Each Lender shall remit its Commitment Percentage of any Ratable Borrowing requested in a Borrowing Request to Administrative Agent's principal office in Houston, Texas, by wire transfer according to Administrative Agent's Wire Instructions, in funds that are available for immediate use by Administrative Agent, by 2:00 p.m. on the Borrowing Date.

                  (b) Funding by Administrative Agent. Subject to receipt of those funds, Administrative Agent shall (i) for a Borrowing under an Agent's Request, treat those funds as a payment by Co-Borrowers on the Principal Debt of Swing Borrowings, and (ii) for any other Borrowing on the Borrowing Date -- unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by Co-Borrowers or waived by the requisite Lenders -- either deposit those funds into the applicable Note Payment Account for a Dry Borrowing, or wire transfer those funds in accordance with the Borrowing Request for a Wet Borrowing.

                  (c) Non-remittance under Borrowing Request. Absent contrary written notice from a Lender received by Administrative Agent by 3:00 p.m. on the Borrowing Date, Administrative Agent may assume that each Lender has made its Commitment Percentage of a Ratable Borrowing under a Borrowing Request available to Administrative Agent on the Borrowing Date and may -- but is not obligated to -- make available to Co-Borrowers a corresponding amount. If a Lender fails to make its Commitment Percentage of that Borrowing available to Administrative Agent on the Borrowing Date -- whether because of that Lender's default, because that Lender is not open for business on that Business Day, or otherwise -- then Administrative Agent may recover that amount on demand (i) from that Lender, together with interest at the Fed-Funds Rate, during the period from the Borrowing Date to the date Administrative Agent recovers that amount from that Lender, which payment is then deemed to be that Lender's Commitment Percentage of that Borrowing and upon which interest shall accrue from the Borrowing Date until such payment is made, or (ii) if that Lender fails to pay that amount upon demand, then from Co-Borrowers, if actually advanced, together with interest which shall accrue at an annual interest rate equal to the rate applicable to the requested Borrowing during the period from the Borrowing Date to the date Administrative Agent recovers that amount from Co-Borrowers. For purposes of this subparagraph (c), payments collected by Administrative Agent shall be deemed received in accordance with Section 3.2(a). Notwithstanding these provisions, each Lender remains obligated to lend its Commitment Percentage of that Borrowing, assumes the credit risk for that amount when that Borrowing is made available to or for Co-Borrowers, and, after Administrative Agent has recovered the amount of interest provided for in clause (i) above, is entitled to interest on that amount from the Borrowing Date.

                  (d) Non-remittance under Agent's Request. If a Lender fails to make its Commitment Percentage of a Ratable Borrowing under an Agent's Request available to Administrative Agent on its Borrowing Date, then -- without acquiescing in that Lender's default or waiving any Rights Administrative Agent has against that Lender -- by 10:00 a.m. on the next Business Day, Administrative Agent shall notify Co-Borrowers of the amount of Principal Debt of Swing Borrowings that remains.

                  (e) Other Lenders. Although no Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Ratable Borrowing, that failure does not excuse any other Lender from making its Commitment Percentage of that Borrowing.

                  (f) Agent's Request. On any Business Day on which there are Swing Borrowings outstanding, Administrative Agent may -- but at least once every five Business Days when those circumstances exist, Administrative Agent shall (without any liability for failing to) -- unilaterally request a Ratable Borrowing under this Section 2.3, that is (i) to be made in the amount of the Principal Debt of Swing Borrowings outstanding on the date of such request, (ii) to be advanced on the Business Day following such request, and (iii) to be made as a Base-Rate Borrowing. That Ratable Borrowing is for the account of Co-Borrowers, but does not require any Co-Borrower's joinder or other action. Administrative Agent shall fax that request (an "Agent's Request") to each Lender and Co-Borrowers and confirm it by telephone by 2:00 p.m. on the Borrowing Date for the requested Ratable Borrowing. When so made, an Agent's Request irrevocably binds Co-Borrowers.

         2.4   Wet Borrowings. The conditions and procedures of Section 2.2 and
Section 2.3 apply to Wet Borrowings, except as follows:

                  (a) Collateral Documents. A Wet Borrowing may be funded before delivery to Administrative Agent of all of the required Collateral Documents for the eligible Collateral supporting that Wet Borrowing. The Collateral-Delivery Notice delivered to Administrative Agent for a Wet Borrowing may be sent to Administrative Agent by fax but must identify and describe each Mortgage Loan or Commercial Loan that supports that Wet Borrowing and the amount of the Borrowing Base applicable to it. By delivering the Collateral-Delivery Notice, Co-Borrowers confirm their grant under this agreement of Lender Liens -- from the Borrowing Date for each Wet Borrowing -- on each Collateral Document offered as Collateral in that Collateral-Delivery Notice that is perfected subject to the delivery of the related promissory notes for those Mortgage Loans and Commercial Loans to Administrative Agent or its bailee.

                  (b) Funding by Administrative Agent. Administrative Agent shall make the funds available to Co-Borrowers by 3:00 p.m. on the Borrowing Date by wire transferring these funds in accordance with the Borrowing Request or by depositing these funds into the applicable Note Payment Account.

         2.5   Swing Borrowing Procedures. The conditions and procedures of
Section 2.2, Section 2.3, and Section 2.4 apply to Swing Borrowings except as follows:

                  (a) Borrowing Request. The Borrowing Request for a Swing Borrowing must be delivered to Administrative Agent by 3:00 p.m. on the Borrowing Date and may not request a Base-Rate Borrowing or Fixed-Rate Borrowing.

                  (b) Election by Administrative Agent. Administrative Agent shall then elect in its sole discretion whether to loan that Swing Borrowing. If Administrative Agent elects to loan that Swing Borrowing, then it shall follow the funding procedures that are applicable under Sections 2.2, 2.3, and 2.4.

                  (c) Participations. Immediately upon Administrative Agent's funding a Swing Borrowing, Administrative Agent is deemed to have sold and transferred to each other Lender -- and each other Lender is deemed irrevocably and unconditionally to have purchased and received from Administrative Agent -- without recourse or warranty, an undivided interest and participation in that Swing Borrowing to the extent of that Lender's Commitment Percentage of the amount of it, which participation must be paid for on demand by Administrative Agent.

         2.6   Increases and Terminations.

                  (a) Increases up to $200,000,000. Co-Borrowers may from time to time request any one or more Lenders to increase their respective Commitments or other financial institutions first approved by Administrative Agent to agree to a Commitment so that the total Commitments may be increased to no more than $200,000,000. That increase must be effected by an amendment that is executed in accordance with Section 12.10 by the Companies, Administrative Agent, and the one or more Lenders who have agreed to increase their Commitments or new Lenders who have agreed to new Commitments in accordance with Section 12.10. Co-Borrowers shall execute and deliver to each such Lender a Warehouse Note in the stated amount of its new Commitment. No Lender is obligated to increase its Commitment under any circumstances, and no Lender's Commitment may be increased except by its execution of an amendment to this agreement in accordance with
         Section 12.10. Each new Lender providing such additional Commitment shall be a "Lender" hereunder, entitled to the rights and benefits, and subject to the duties, of a Lender under the Credit Documents. All amounts advanced hereunder pursuant to any such additional Commitment shall be secured by the Collateral on a pari passu basis with all other amounts advanced hereunder. In the event the total Commitments are increased, Co-Borrowers shall execute a new Warehouse Note in favor of the Lender extending such additional Commitment in a stated amount of its new Commitment and shall notify each Lender in writing of such additional Commitment. In such case, each Lender's Commitment Percentage shall be recalculated to reflect the new proportionate share of the revised total Commitments and the Lender responsible for the additional Commitment shall, immediately upon receiving notice from Administrative Agent, pay to each Lender an amount equal to its pro rata share of the Borrowings outstanding as of such date. All such payments shall reduce the outstanding principal balance of the Note of each Lender receiving such payments and shall represent Borrowings to Co-Borrowers under the purchasing Lender's Warehouse Note. The purchasing Lender shall be entitled to share ratably in interest accruing on the balances purchased, at the rates provided herein for such balances, from and after the date of purchase. All new Borrowings occurring after an increase of the total Commitments shall be funded in accordance with each Lender's revised Commitment Percentage.

                  (b) Termination of a Lender. After giving written and irrevocable notice to Agent and each Lender at least three Business Days before the effective date of any termination, Co-Borrowers may fully terminate any Lender's Commitment before the Stated-Termination Date. Also, a Lender may agree to a partial termination of its Commitment before the Stated-Termination Date by executing an amendment under Section 12.10. A full or partial termination under this clause
         (b) may occur on one or more occasions but may only occur if (i) no Event of Default or Potential Default exists unless otherwise consented to by Lenders (other than the terminating Lender), whose Termination Percentages total at least 51%, and (ii) such termination requires (A) no full or partial termination of any other Lender's Commitment, (B) a mandatory prepayment under Section 3.4 on the effective date of the termination, (C) payment of any related Funding Loss, and (D) no other premium or penalty. All fees under Sections 3.14(b) and (c) cease to accrue in respect of the portion of the Commitment so terminated effective as of the date the termination is effective. Notwithstanding the termination of any Lender's Commitment, the rights of such Lender under Sections 3.10, 7.6, and

         7.11 shall continue as to any portion of the Obligation which remains owing to such Lender and for any period of time prior to such date of termination.

                  (c) Terminations of all Lenders. After giving written and irrevocable notice to Administrative Agent and each Lender at least three Business Days before the effective date of any termination, Co-Borrowers may fully or partially terminate the Commitments. A termination under this clause (c) (i) if partial, (A) must be at least $10,000,000 or a greater integral multiple of $5,000,000, (B) must be ratable for each Lender according to its Commitment Percentage, (C) requires a mandatory prepayment under Section 3.4 on the effective date of termination, and (D) requires no other premium or penalty, or (ii) if full, requires (A) a mandatory prepayment under Section 3.4 on the effective date of the termination, and (B) no other premium or penalty.

                  (d) Termination Date. The total Commitments automatically terminate on the Termination Date.

                  (e) Reinstatement. Once terminated, no part of any commitment or agreement to extend credit under this agreement may be reinstated except by an amendment to this agreement under Section 12.10.

         2.7   Multiple Borrowers.

                  (a) Co-Borrowers. Each representation and warranty in the Credit Documents by any Co-Borrower is deemed to be its separate representation and warranty and the joint and several representation and warranty of each other Co-Borrower, and vice versa. Each covenant and agreement by any Co-Borrower under the Credit Documents is deemed to be its separate covenant and agreement and the joint and several covenant and agreement of each other Co-Borrower, and vice versa. Any communication under the Credit Documents to any Co-Borrower is deemed to have been concurrently received by each other Co-Borrower, and vice versa.

                  (b) Basis for Structure. Co-Borrowers desire to utilize their borrowing potential on a combined basis to the same extent possible if they were merged into a single-corporate entity. Each Co-Borrower has determined that it will specifically and materially benefit from all Borrowings. Each Co-Borrower intends, and Lenders have required, that each Co-Borrower execute and deliver this agreement, the Notes, and certain other Credit Documents. Each Co-Borrower has requested and bargained for the structure and terms of, and security for, Borrowings.

                  (c) Joint and Several Obligation. Each Co-Borrower irrevocably and unconditionally agrees (i) that it is jointly and severally liable to Administrative Agent and Lenders for full payment and performance of the Obligation and all obligations of Co-Borrowers under the Credit Documents, (ii) to fully pay and perform the Obligation and all of those obligations of Co-Borrowers, and (iii) TO INDEMNIFY, AS A PRIMARY OBLIGOR, ADMINISTRATIVE AGENT AND EACH LENDER FOR AND AGAINST ANY LOSS THAT ADMINISTRATIVE AGENT OR ANY LENDER INCURS AS A RESULT OF ANY OBLIGATIONS OR BORROWINGS BEING OR BECOMING VOID, VOIDABLE, UNENFORCEABLE, OR INEFFECTIVE FOR ANY REASON (OTHER THAN AS A RESULT OF THE OPERATION OF DEBTOR LAWS OR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ADMINISTRATIVE AGENT, OR ANY LENDER) WHATSOEVER (WHETHER KNOWN TO ADMINISTRATIVE AGENT, ANY LENDER, OR ANY OTHER PERSON) THE AMOUNT OF THAT LOSS BEING THE AMOUNT WHICH ADMINISTRATIVE AGENT OR THAT LENDER, AS THE CASE MAY BE, WOULD OTHERWISE HAVE BEEN ENTITLED TO RECOVER FROM ANY CO-BORROWER. THIS INDEMNITY SURVIVES FOR A PERIOD OF TWO YEARS FOLLOWING THE PAYMENT AND PERFORMANCE OF THE OBLIGATION AND TERMINATION OF THE CREDIT DOCUMENTS.

                  (d) Contribution Rights. Each Co-Borrower intends that its obligations under the Credit Documents are not subject to challenge on any basis. Therefore, as of the date any transfer is deemed to occur under the Credit Documents, each Co-Borrower's liabilities under the Credit Documents and all other liabilities -- calculated in each case to the full extent of their probable-net exposure when and if those liabilities become absolute and mature (i.e., "dated liabilities") -- are intended by them to be less than the fair valuation of all of its assets as of that date (i.e., its "dated assets"). To that end, each Co-Borrower (i) grants to and recognizes in the others ratable Rights of subrogation and contribution in the amount, if any, by which the granting party's dated assets (but for the total subrogation and contribution in its favor under this section) would exceed the granting party's dated liabilities, and (ii) acknowledges receipt of and recognizes its ratable Rights to subrogation and contribution from each other Co-Borrower in the amount that the other Co-Borrower's dated assets (but for the total subrogation and contribution in its favor under this section) would exceed the other Co-Borrower's dated liabilities. Each Co-Borrower will recognize Rights of subrogation and contribution at least equal to its obligations under the Credit Documents. It is a material objective of this section that each Co-Borrower recognize Rights to subrogation and contribution rather than be deemed insolvent by reason of an arbitrary interpretation of its obligations under the Credit Documents.

SECTION 3   PAYMENT TERMS.

         3.1 Notes. The Principal Debt and interest on it are evidenced by the Notes. Notwithstanding any sale of participating interests under Section 12.13 or any contrary notice, other than an Assignment and Assumption Agreement, Co-Borrowers and Administrative Agent may deem and treat each Lender as the absolute owner of its respective Note or Notes for all purposes.

         3.2      Payment Procedures.

                  (a) Payments. Co-Borrowers shall make each payment and prepayment on the Obligation to Administrative Agent, on behalf of Lenders, in accordance with Administrative Agent's Wire Instructions, in funds that are available for immediate use by Administrative Agent. Payments that are received by 1:00 p.m. on a Business Day are deemed received on that Business Day. Payments that are received after 1:00 p.m. on a Business Day are deemed received on the next Business Day. Subject to Section 3.7(f), applicable interest continues to accrue through the calendar day immediately before the Business Day on which a payment is deemed received. No Lender directly invoices Co-Borrowers for (and only Administrative Agent invoices Co-Borrowers for) interest under the Credit Documents.

                  (b) Distributions. When received under clause (a) above, Administrative Agent shall distribute each payment to each Lender, in accordance with Section 3.5 and each Lender's Wire Instructions, reasonably promptly after receipt, but by no later than 3:30 p.m. on the Business Day that payment is deemed to be received by Administrative Agent under clause (a) above. If Administrative Agent fails to distribute any payment to any Lender as required by this clause, then Administrative Agent shall pay to that Lender on demand interest on that payment, from the date due under this clause until paid, at an annual interest rate equal from day to day to the Fed-Funds Rate.

         3.3 Scheduled Payments. Unless otherwise provided in this agreement, Co-Borrowers shall pay the Obligation in accordance with the following table:

--------------------------------------------------------------------------------
               Obligation                                 Payable
================================================================================
Interest on each Fixed-Rate Borrowing      As it accrues on (a) the last day of
except at the Default Rate                 that Borrowing's Interest Period
                                           and -- if that Interest Period is
                                           longer than three months -- 90 days
                                           after its first day and each 90 days
                                           after that, and (b) on the
                                           Termination Date.
--------------------------------------------------------------------------------
Interest on each Base-Rate Borrowing       On (a) the 15th day of each Calendar
or LIBOR Borrowing except at the           Month as it accrued on the last day
Default Rate                               of the preceding Calendar Month and
                                           (b) on the Termination Date.
--------------------------------------------------------------------------------
Interest at the Default Rate               On demand as it accrues.
--------------------------------------------------------------------------------
Principal of Swing Borrowings              On demand
--------------------------------------------------------------------------------

         3.4   Prepayments.

                  (a) Commitment Termination. On the effective date of any (i) termination of a Lender's Commitment under Section 2.6(b), Co-Borrowers shall pay to Administrative Agent for that Lender the Obligation owed to that Lender, (ii) partial termination of the Commitments under
         Section 2.6(c), Co-Borrowers shall pay to Administrative Agent for Lenders the amount that the Principal Debt exceeds the reduced total Commitments, together with accrued and unpaid interest on such excess, all accrued fees, if any, and any related Funding Loss, and (iii) full termination of the Commitments under Section 2.6(c) or Section 2.6(d), Co-Borrowers shall prepay the full Obligation.

                  (b) Borrowing Excess. Co-Borrowers shall, on demand when any Borrowing Excess exists, prepay the appropriate Principal Debt (together with any related Funding Loss) or take any other actions in accordance with this agreement necessary to eliminate the Borrowing Excess and any accrued unpaid interest thereon.

                  (c) Voluntary Prepayments. Co-Borrowers may otherwise voluntarily prepay any of the Obligation at any time without premium or penalty, but with any applicable Funding Loss and accrued unpaid interest on any such portion of the Obligation being prepaid.

         3.5 Order of Application. All payments and proceeds (whether voluntary, involuntary, through the exercise of any Right of set-off or other Right, realization against any Collateral, or otherwise) shall be applied in the following order:

                  (a) No Event of Default. While no Event of Default exists, (i) all payments of regularly scheduled interest shall be applied to accrued and unpaid interest on the Obligation, payable ratably to Lenders in the proportion that the amount of interest owed to each Lender bears to the total of all interest owed to all Lenders, (ii) all payments and proceeds from the sale or other disposition of Collateral shall be applied to the Principal Debt for the applicable Borrowing-Purpose Category, applied first against the then-outstanding Swing Borrowings (in each case payable solely to Administrative Agent, which Administrative Agent shall distribute in accordance with the participation interests in that Principal Debt that any one or more Lenders may have purchased and paid for under Section 2.5(c)) and then to non-Swing Borrowings, payable ratably to each Lender in accordance with its Commitment Percentage, and (iii) all other payments and proceeds shall be applied as Co-Borrowers direct, except that principal payments must always be applied first to Swing Borrowings (in each case payable solely to Administrative Agent, which Administrative Agent shall distribute in accordance with the participation interests in that Principal Debt that any one or more Lenders may have purchased and paid for under Section 2.5(c)) before being applied to non-Swing Borrowings

         (in each case payable ratably to each Lender in accordance with its Commitment Percentage). Administrative Agent may, to the extent possible, rearrange the order of application of payments and proceeds against Principal Debt to avoid the application of any Funding Loss.

                  (b) Event of Default. While an Event of Default exists, to:

                           (i) all costs and expenses incurred by Administrative
                  Agent in connection with its duties under the Credit Documents -- including, without limitation, reasonable fees and expenses paid by Administrative Agent to any servicing companies reasonably and necessarily retained by Administrative Agent to assist it in servicing any Collateral required to be serviced, to any attorneys, or to Administrative Agent -- that have not been reimbursed by Lenders, together with interest at the Default Rate, payable solely to Administrative Agent;

                           (ii) all costs and expenses incurred by any Lender in
                  connection with the Credit Documents that are reimbursable to it under the Credit Documents, and all amounts paid by that Lender to Administrative Agent as a reimbursement to it of costs and expenses incurred by Administrative Agent in connection with its duties under the Credit Documents, together with interest at the Default Rate -- payable ratably to Lenders in the proportion that each Lender's share of those costs and expenses bears to the total of those costs and expenses for all Lenders;

                           (iii) accrued and unpaid interest on the Obligation,
                  payable ratably to Lenders in the proportion that the amount of interest owed to each Lender bears to the total of all interest owed to all Lenders;

                           (iv) Principal Debt of Swing Borrowings -- in each
                  case payable solely to Administrative Agent, which Administrative Agent shall distribute in accordance with the participation interests in that Principal Debt that any one or more Lenders may have purchased and paid for under Section 2.5(c);

                           (v) Principal Debt of non-Swing Borrowings, payable
                  ratably to each Lender in accordance with its Termination Percentage (except as the order may be rearranged by Administrative Agent to the extent possible to avoid the application of any Funding Loss;

                           (vi) all other portions of the Obligation, payable
                  ratably to Lenders and their Affiliates in the proportion that each Lender's or Lender's Affiliate's share of those amounts bears to the total of those amounts for all Lenders and their Affiliates; and

                           (vii) either (i) to Co-Borrowers or to their
                  successors or assigns on their behalf, to be divided among them as they may agree, or (ii) as a court of competent jurisdiction may direct.

         3.6 Sharing. If any Lender obtains any amount (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under Section 10.3) that exceeds the portion of that amount to which it is otherwise entitled under the Credit Documents, then that Lender shall purchase from the other Lenders participations that result in the purchasing Lender's sharing the excess amount ratably with each Lender in accordance with the portion it is entitled to receive under the Credit Documents. If all or any of that excess amount is subsequently recovered from that purchasing Lender, then the purchase of participations in it is automatically rescinded and the purchase price is restored to that purchasing Lender to the extent of the recovery. Any Lender purchasing a participation from another Lender under this section may, to the extent lawful, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that Lender were the direct creditor of Co-Borrowers in the amount of that participation.

         3.7   Interest Rates.

                  (a) Non-Default Rate. Subject to clause (b) below, all Principal Debt bears an annual interest rate equal to the lesser of either the Maximum Rate or the rate applicable in the following table:




--------------------------------------------------------------------------------
               Principal Debt                            Rate
================================================================================
Average-Principal Debt of all Borrowings       Applicable-Covered Rate
(other than Fixed-Rate Borrowings) owed to
any Lender during any Calendar Month that
does not exceed the Average-Eligible
Balances with that Lender for that Calendar
Month
--------------------------------------------------------------------------------
Average-Principal Debt of all Borrowings      For LIBOR Borrowings, Average-
owed to any Lender during any Calendar        Adjusted-LIBOR for that Calendar
Month and not bearing interest under          Month
the above section of this table               ----------------------------------
                                              For Base-Rate Borrowings, the
                                              Average-Adjusted-Base Rate for
                                              that Calendar Month
                                              ----------------------------------
                                              For each Fixed-Rate Borrowing,
                                              the Fixed Rate applicable to its
                                              Interest Period
--------------------------------------------------------------------------------

                  (b) Default Rate. All past-due Principal Debt and past-due interest on it bears interest at the Default Rate from the date due (stated or by acceleration) until paid, whether or not payment is before or after entry of a judgment.

                  (c) Rate Changes. Each change in the Base Rate, LIBOR, the Fed-Funds Rate, and the Maximum Rate is effective upon the effective date of change without contemporaneous notice to Co-Borrowers or any other Person; provided, however, that Administrative Agent shall use reasonable efforts to provide notification of each such rate change to Co-Borrowers and Lenders within five Business Days of the effective date of such change.

                  (d) Calculations. Interest is calculated on the basis of actual days (including the first but excluding the last) over a 360-day year, unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest is calculated on the basis of the actual days in that year. All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

                  (e) Recapture. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, the interest rate on that Borrowing is limited to the Maximum Rate. However, any subsequent reductions in the designated interest rate shall not become effective until the total amount of accrued interest equals the amount of interest that would have accrued, to the extent lawful, if that designated interest rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated interest rates had always been in effect, then, at that time and to the extent permitted by Governmental Requirements, Co-Borrowers shall pay an amount equal to the difference of (i) the lesser of either the amount of interest that would have accrued if the designated interest rates had always been in effect, or the amount of interest that would have accrued if the Maximum Rate had always been in effect, minus (ii) the amount of interest actually paid or accrued on the Notes.

                  (f) Maximum Rate. Regardless of any Credit Document provision, no Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any of the Obligation, any amount in excess of the Maximum Rate. If a Lender ever does so, then any excess is treated as a partial prepayment of principal (such payment not subject to the accrual of prepayment premiums or penalties), if any, and any remaining excess shall be refunded to Co-Borrowers promptly after determination. In determining if the interest paid or payable exceeds the Maximum Rate, Co-Borrowers and Lenders shall, to the extent lawful (i) treat all Borrowings as but a single extension of credit,
         (ii) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (iii) exclude voluntary prepayments and their effects, and (iv) amortize, prorate, allocate, and spread the total amount of interest throughout the full-contemplated term of the Obligation. However, if the Obligation is paid in full before the end of that full-contemplated term and the interest received for the Obligation's actual period of existence exceeds the Maximum Amount, then Lenders shall promptly refund any excess without being subject to any penalties provided by any Governmental Requirements. If Texas Governmental Requirements are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "indicated rate ceiling" from time to time in effect under Article 1.04, Title 79, Texas Revised Civil Statutes, as amended. Chapter 15, Subtitle 79, Texas Revised Civil Statutes, 1925 (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligation.

         3.8 Interest Periods. When any Co-Borrower requests any Fixed-Rate Borrowing, it may elect the applicable interest period (each an "Interest Period") -- which may be either seven days, 14 days, or one, two, three, or six months at its option or such other period as it and Administrative Agent may agree (after first obtaining approval of all Lenders) -- subject to the following conditions: (a) the initial Interest Period commences on the applicable Borrowing Date and each subsequent applicable Interest Period commences on the day when the next preceding applicable Interest Period expires;
(b) if any Interest Period (other than an Interest Period consisting of either seven or 14 days) begins on a day for which no numerically corresponding Business Day in the Calendar Month at the end of that Interest Period exists, then that Interest Period ends on the last Business Day of such Calendar Month;
(c) if an Interest Period would otherwise not end on a Business Day, it shall end on the immediately succeeding Business Day unless such succeeding Business Day is in the next Calendar Month in which case such Interest Period shall end on the immediately preceding Business Day; (d) no Interest Period for any portion of the Obligation may extend beyond the scheduled repayment date for that portion of the Obligation; and (e) no more than four Interest Periods may be in effect at any time.

         3.9 Basis Unavailable or Inadequate for LIBOR. If, on or before any date when LIBOR is to be determined for either a LIBOR Borrowing or a Fixed-Rate Borrowing, Administrative Agent or any Lender (upon notice to Administrative Agent) reasonably determines that the basis for determining the applicable rate is not available or that the resulting rate does not accurately reflect the cost to any Lender of making or converting Borrowings at that rate (and, if applicable, for the applicable Interest Period), then Administrative Agent shall promptly notify Co-Borrowers and Lenders of that determination (which is conclusive and binding on Co-Borrowers, absent manifest error), and that Borrowing shall be a Base-Rate Borrowing. Until Administrative Agent notifies Co-Borrowers and Lenders that it or the notifying Lender (upon notice to

Administrative Agent) has determined that those circumstances no longer exist (which it shall promptly do), then Lenders' commitments under this agreement to make LIBOR Borrowings and Fixed-Rate Borrowings are suspended.

         3.10 Additional Costs. This section survives the full satisfaction of the Obligation, termination of the Credit Documents, and release of Lender Liens.

                  (a) For any LIBOR Borrowing or Fixed-Rate Borrowing, if (i)
         (A) any change after the date of this agreement in any present or future Governmental Requirement (and, for purposes of this Section 3.10, Governmental Requirement includes interpretations and guidelines of any Governmental Authority, whether or not having the force of law) or any future Governmental Requirement imposes, modifies, or deems applicable (or if compliance by any Lender with any requirement of any Governmental Authority results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, or special reserves) be maintained, (B) those reserves reduce any sums receivable by any Lender under this agreement or increase the costs incurred by any Lender in advancing or maintaining any portion of any LIBOR Borrowing or Fixed-Rate Borrowing, and (C) that Lender determines that the reduction or increase is material (and it may, in determining the material nature of the reduction or increase, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (ii) that Lender (through Administrative Agent) shall deliver to Co-Borrowers a certificate, within six months of any such change, stating in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and Co-Borrowers shall pay that amount to that Lender within ten days after demand.

                  (b) If (i) (A) any change after the date of this agreement in any present or future Governmental Requirement regarding capital adequacy or compliance by any Lender with any request, directive, or requirement now or in the future imposed by any Governmental Authority regarding capital adequacy or any change in the risk category of this transaction reduces the rate of return on its capital as a consequence of its obligations under this agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the material nature of the reduction, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then
         (ii) that Lender (through Administrative Agent) shall deliver to Co-Borrowers a certificate, within six months of any such change, stating in reasonable detail the calculation of the amount necessary to compensate it for its reduction (which certificate is conclusive and binding absent manifest error), and Co-Borrowers shall pay that amount to that Lender within ten days after demand.

                  (c) Any Taxes payable by Administrative Agent or any Lender or ruled (by a Governmental Authority) payable by Administrative Agent or any Lender in respect of any Credit Document shall -- if permitted by Governmental Requirement and if deemed material by Administrative Agent or that Lender (who may, in determining the material nature of the amount payable, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method) -- be paid by Co-Borrowers, together with interest and penalties, if any (except for Taxes payable on the overall Net Income of Administrative Agent or that Lender and except for interest and penalties incurred as a result of the gross negligence or willful misconduct of Administrative Agent or any Lender). Administrative Agent or that Lender (through Administrative Agent) shall notify Co-Borrowers and promptly deliver to Co-Borrowers a certificate stating in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and Co-Borrowers shall pay that amount to

         Administrative Agent for the account of Administrative Agent or that Lender, as the case may be, within ten days after demand. If Administrative Agent or that Lender subsequently receives a refund of the Taxes paid to it by Co-Borrowers, then the recipient shall promptly pay the refund to Co-Borrowers.

                  (d) Notwithstanding anything to the contrary in Section 10, any breach of Section 9.1 or Section 9.2 arising solely as a result of payments made to any Lender pursuant to this Section 3.10 shall not be deemed to be an Event of Default.

         3.11 Change in Governmental Requirements. If any change, after the date of this agreement, in any present or future Governmental Requirement makes it unlawful for any Lender to make or maintain LIBOR Borrowings or Fixed-Rate Borrowings, then that Lender shall promptly notify Administrative Agent, who shall promptly notify Co-Borrowers and (a) as to undisbursed funds, any requested Borrowing shall be made as a Base-Rate Borrowing, (b) as to any outstanding Borrowing (i) if maintaining that Borrowing as a LIBOR Borrowing or Fixed-Rate Borrowing is unlawful, that Borrowing shall be converted to a Base-Rate Borrowing as of the date of notice, or (ii) if maintaining that Borrowing as a LIBOR Borrowing or Fixed-Rate Borrowing is not unlawful, that Borrowing shall be converted to a Base-Rate Borrowing only at the option of Co-Borrowers, or (iii) if any conversion will not resolve the unlawfulness, Co-Borrowers shall promptly prepay that Borrowing.

         3.12 Funding Loss. Subject to Section 3.11, CO-BORROWERS AGREE TO INDEMNIFY EACH LENDER AGAINST (AND PAY TO IT UPON DEMAND) ANY FUNDING LOSS OF THAT LENDER. When any Lender demands that Co-Borrowers pay any Funding Loss, that Lender shall deliver to Administrative Agent, who shall promptly deliver to Co-Borrowers, a certificate stating in reasonable detail the basis for imposing Funding Loss and the calculation of the amount (which certificate is conclusive and binding absent manifest error). This Section 3.12 survives the satisfaction and payment of the Obligation and termination of the Credit Documents for a period of six months.

         3.13 Foreign Lenders, Participants, and Purchasers. Each Lender, Participant (by accepting a participation interest under this agreement), and Purchaser (by executing an assignment and assumption agreement) that is not organized under the Governmental Requirements of the United States of America or one of its states (a) represents to Administrative Agent and Co-Borrowers that
(i) no Taxes are required to be withheld by Administrative Agent or Co-Borrowers with respect to any payments to be made to it in respect of the Obligation, and
(ii) it has furnished to Administrative Agent and Co-Borrowers, two duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other form acceptable to Administrative Agent that entitles it to exemption from U.S. federal withholding Tax on all interest payments under the Credit Documents, and (b) covenants to (i) provide Administrative Agent and Co-Borrowers a new Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to applicable Governmental Requirements, duly executed and completed by it, and (ii) comply from time to time with all Governmental Requirements with regard to the withholding Tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Co-Borrowers and Administrative Agent (without duplication) may deduct and withhold any United States federal income Tax (at the full rate applicable under the IRC) from interest payments under the Credit Documents.

         3.14 Fees. The following fees are not compensation for the use, detention, or forbearance of money, are in addition to, and not in lieu of, interest and expenses otherwise described in the Credit Documents, are non-refundable, bear interest if not paid when due at the Default Rate, and are calculated on the basis of actual days (including the first but excluding the last) elapsed over a year of 360 days (or actual days during that year, if the calculation would otherwise result in exceeding the Maximum Amount and the payment were deemed to be interest, notwithstanding the above provisions to the contrary):

                  (a) Administrative Agent's Fees. Co-Borrowers shall promptly pay to Administrative Agent (for its sole account) administration, syndication, and custodial fees in amounts and upon such payment terms as may be separately agreed upon by Co-Borrowers and Administrative Agent.

                  (b) Facility Fee. On the Closing Date, Co-Borrowers shall pay to Administrative Agent for the account of each initial Lender to this agreement a facility fee equal to $46,875. On the first day of each Calendar Quarter thereafter, Co-Borrowers shall pay to Administrative Agent for the account of each Lender a facility fee equal to a percentage per annum calculated as the product of 0.125% multiplied by each Lender's Commitment. When received, Administrative Agent shall pay to each Lender that Lender's Commitment Percentage of this fee.

                  (c) Non-use Fee. On the first Business Day of each Calendar Quarter Co-Borrowers shall pay to Administrative Agent a non-use fee for the account of all Lenders. Each payment of that fee is calculated for the period from the first day of the preceding Calendar Quarter to and including the last day of that preceding Calendar Quarter. When received, Administrative Agent shall pay to each Lender that Lender's Commitment Percentage of that fee less the applicable portion of that fee accruing for any period before that Lender became a Lender. The amount of that fee for that period is:

                           (i)  0.125%, multiplied by

                           (ii) the remainder of (A) the Average Commitments for
                  all Lenders for that period, minus (B) the Average-Principal Debt for all Lenders for that period. If the amount remaining after subtracting clause (B) from clause (A) above is less than $0, then that remainder shall be deemed to be zero for the subject Calendar Quarter.

SECTION 4   COLLATERAL PROCEDURES.

         4.1 Eligible Collateral. The requirements for Mortgage Collateral to be included in the Borrowing Base are listed on Schedule 4.1. If at any time any item of Mortgage Collateral ceases to meet those requirements, then that item is automatically excluded from all calculations of the Borrowing Base.

         4.2 Borrowing Base. By 1:00 p.m. on the date of any Borrowing, any payment of Principal Debt, or removal of any Collateral, and in any event, at least quarterly, Administrative Agent shall deliver to Co-Borrowers and Lenders a Borrowing-Base Report prepared on the basis of the information then available to Administrative Agent as provided in this agreement.

         4.3 Collateral Delivery. Co-Borrowers must comply with all the required procedures in Schedule 4.3 for Mortgage Collateral offered in connection with this agreement by no later than 11:00 a.m. on the Borrowing Date for Collateral supporting any new Borrowing.

         4.4 Bailee and Administrative Agent. Administrative Agent and Lenders appoint Co-Borrowers, and Co-Borrowers shall act, as their (a) special agent, for the sole and limited purpose of obtaining and maintaining Appraisals for Mortgage Loans and Commercial Loans as required by the Credit Documents, and (b) bailee, until delivery of all such Collateral Documents as required by Schedule 4.3, to (i) hold in trust for Administrative Agent for the benefit of Lenders
(A) the original recorded copy of the mortgage, deed of trust, or trust deed securing each Mortgage Loan or Commercial Loan, (B) a mortgagee policy of title insurance (or binding unexpired and unconditional commitment to issue such insurance if the policy has not yet been delivered to Co-Borrowers) insuring Co-Borrowers' perfected, first priority Lien (or second-priority Lien with respect to Second-Lien Borrowings) created by that mortgage, deed of trust, or trust deed,
(C) the original insurance policies referred to on Schedule 4.1, (D) original copies of all Take-Out Commitments, and (E) all other original documents, (ii) specifically identify those items in the appropriate Collateral-Delivery Notice, and (iii) deliver to Administrative Agent any of the foregoing items as soon as reasonably practicable upon Administrative Agent's request.

         4.5   Shipment for Sale.

                  (a) Shipment of Collateral. If no Event of Default, Potential Default, or Borrowing Excess exists, and if shipment would not result in any Investor (other than FNMA, FHLMC, and GNMA, or any other Investor that Administrative Agent has approved in writing), or its servicers and custodians, holding Collateral Documents for Mortgage Loans or Commercial Loans with more than a total $5,000,000 face amount (or $7,500,000 face amount for the first three and last five days of each Calendar Month), then Co-Borrowers may, by a Shipping Request delivered to Administrative Agent by 11:00 a.m. on the Business Day immediately preceding the requested shipping date, request Administrative Agent to ship Collateral Documents to an Investor, or its servicer or custodian, for purchase of the related Mortgage Loans or Commercial Loans; provided that such limitations shall not apply to shipment of Collateral Documents in connection with the securitization of the related Mortgage Loans or Commercial Loans. If Administrative Agent has no actual knowledge that any of the above conditions have not been satisfied, then Administrative Agent shall use its best efforts to ship the Collateral Documents it holds for those Mortgage Loans or Commercial Loans to that Investor, or its servicer or custodian, under an appropriate Bailee Letter by the end of the Business Day following the date of receipt of the applicable Shipping Request.

                  (b) Ineligible Collateral. Collateral shipped under clause (a) above, unless returned timely to Administrative Agent, ceases to be an Eligible-Mortgage Loan, Eligible-Commercial Loan, or Eligible-High LTV Loan, as applicable, (i) to the extent that Collateral Documents for Mortgage Loan or Commercial Loan with more than a total face amount of $1,000,000 are held by or for any Investor (other than FNMA, FHLMC, and GNMA, or any other Investor that Administrative Agent has approved in writing), and (ii) upon the earlier of either the release of the Lender Liens in that Collateral under clause (c) below, or the expiration of the Shipping Period for that Collateral.

                  (c) Release of Liens. The Lender Liens on any Collateral shipped under clause (a) above continue on that Collateral until Administrative Agent receives payment in the applicable Note Payment Account in an amount at least equal to the full amount of the Borrowings made with respect to those Eligible-Mortgage Loans, Eligible-Commercial Loans, or Eligible-High LTV Loans.

                  (d) Certain Credits. Neither Administrative Agent nor any Lender is obligated at any time to credit Co-Borrowers for any amounts due from any purchase of any Mortgage Collateral contemplated under this agreement until Administrative Agent has actually received immediately available funds for that Mortgage Collateral in the amount required under this agreement. Neither Administrative Agent nor any Lender is obligated at any time to collect any amounts or otherwise enforce any obligations due from any purchaser in respect of any such purchase.

         4.6 Shipment for Correction. If no Event of Default, Potential Default, or Borrowing Excess exists or occurs as a result of the shipment, and if shipment would not result in any Collateral Documents for Mortgage Loans, Commercial Loans with more than an aggregate total face amount of $500,000 being outstanding for correction, then Co-Borrowers may, by a Trust Receipt delivered to Administrative Agent, request that Administrative Agent ship to Co-Borrowers the entire file of Collateral Documents for any Mortgage Loan or Commercial Loan so that certain of those Collateral Documents may be corrected or replaced for clerical or other non-substantive mistakes. If Administrative Agent has no actual knowledge that any of the above conditions have not been satisfied, then, and subject to the limitations below, Administrative Agent shall use its best efforts to ship to Co-Borrowers the entire file of Collateral Documents to be corrected or replaced by the end of the Business Day following the date of receipt of the applicable Trust Receipt. Co-Borrowers shall re-deliver to Administrative Agent the corrected Collateral Documents (meeting the requirements of Schedule 4.3) before the expiration of the Correction Period. Collateral shipped under this section, unless returned to Administrative Agent, ceases to be an Eligible-Mortgage Loan, Eligible-Commercial Loan, or Eligible-High LTV Loan (a) to the extent that Collateral Documents for Mortgage Loans or Commercial Loans with more than an aggregate total face amount of $500,000 are outstanding for correction at any time, and (b) upon the expiration of the Correction Period. The Lender Liens on any Collateral shipped under this section continue in full force and effect.

         4.7      Release of Collateral.

                  (a) Excess Collateral. If no Event of Default or Potential Default exists, and no Borrowing Excess exists or would occur (after taking into account any corresponding payment on the Obligation) as a result of the release, Co-Borrowers may, by a Release Request delivered to Administrative Agent by 11:00 a.m. on the Business Day of the release, request that Administrative Agent release the Lender Liens on any Collateral.

                  (b) Satisfaction of Obligation. If the Obligation is fully paid and performed, and all commitments by each Lender to extend credit under the Credit Documents are terminated or canceled, Co-Borrowers may, by written request to Administrative Agent, request that Administrative Agent release the Lender Liens on all of the Collateral, return to Co-Borrowers or their respective designees all Collateral Documents then held by Administrative Agent, and execute a release of any financing statements or other documents filed or recorded to perfect the Lender Liens.

                  (c) Releases. If Administrative Agent has no actual knowledge that any of the above conditions for a release have not been satisfied, then Administrative Agent shall effect those releases.

SECTION 5   CONDITIONS PRECEDENT.

                  (a) Initial Borrowing. No Lender is obligated to fund its part of any Borrowing unless Administrative Agent has received all of the documents and items described on Schedule 5.

                  (b) Each Borrowing. In addition, no Lender is obligated to fund its part of any Borrowing unless on the applicable Borrowing Date (and after giving effect to the requested Borrowing): (a) Administrative Agent has timely received a Borrowing Request; (b) all of the representations and warranties of the Companies in the Credit Documents are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or permitted by this agreement); (c) no Event of Default or Potential Default exists; (d) the funding of the Borrowing is permitted by all Governmental Requirements and does not cause a Borrowing Excess; and (e) if reasonably requested by Administrative Agent, it has received evidence substantiating any of the matters in the Credit Documents that are necessary to enable Co-Borrowers to qualify for that Borrowing.

                  (c) General. Each condition precedent in this agreement (including, without limitation, those on Schedule 5) is material to the transactions contemplated by this agreement, and time is of the essence with respect to each. Subject to first obtaining the approval of all Lenders, Administrative Agent or any Lender may fund any Borrowing without all conditions being satisfied. However, to the extent lawful, that funding is not a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding, unless all Lenders specifically waive an item in writing.

SECTION 6 REPRESENTATIONS AND WARRANTIES. Parent and each Co-Borrower jointly and severally represent and warrant to Administrative Agent and Lenders as follows:

         6.1 Purpose of Credit. Borrowings are to be used as stated in the recitals of this agreement. No Company is engaged principally (or as one of its important activities) in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. No part of the proceeds of any Borrowing is to be used, directly or indirectly, for a purpose that violates any Governmental Requirement, including, without limitation, the provisions of Regulation U.

         6.2   About the Companies.

                  (a) Subsidiaries and Trade Names. Except as described on
         Schedule 6.2 (i) no Company has any Subsidiaries, and (ii) no Co-Borrower has used or transacted business under any other corporate or trade name in the six month period preceding the date of this agreement.

                  (b) Existence, Qualification, and Compliance. Each of Parent and each Co-Borrower is duly organized, validly existing, and in good standing under the Governmental Requirements of the jurisdiction in which it is incorporated or formed as stated on Schedule 6.2. Except where such failure is not a Material-Adverse Event, each of Parent and each Co-Borrower (i) is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (as described on Schedule 6.2), (ii) possesses all requisite authority, permits, and power to conduct its business as is now being, or as is contemplated by this agreement to be, conducted, and (iii) is in compliance with all applicable Governmental Requirements.

                  (c) Offices. Each Co-Borrower's chief executive office and other principal offices are described on Schedule 6.2. The present and foreseeable location of each Co-Borrower's books and records concerning accounts and accounts receivable is at its chief executive office, and all of its books and records are in its possession.

         6.3 Authorization and Contravention. The execution and delivery by Parent and each Co-Borrower of each Credit Document to which it is a party, and the performance by it of its related obligations (a) are within its corporate power or partnership authority, as applicable, (b) have been duly authorized by all necessary corporate or partnership action, as applicable, (c) except for any action or filing that has been taken or made on or before the date of this agreement, require no action by, or filing with, any Governmental Authority, (d) do not violate any provision of its charter, articles of incorporation, bylaws, or partnership agreement, as applicable, (e) except where not a Material-Adverse Event, do not violate any provision of Governmental Requirement applicable to it, or of any material agreements to which it is a party, and (f) except for Lender Liens, do not result in the creation or imposition of any Lien on any asset of any Company.

         6.4 Binding Effect. Upon execution and delivery by all parties to it, each Credit Document will constitute a legal and binding obligation of Parent and each Co-Borrower party to it, and is enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Laws and general principles of equity.

         6.5   Fiscal Year. The Companies' fiscal year ends each June 30.

         6.6 Current Financials. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on, their date or dates (subject only to normal year-end adjustments). All material liabilities of the Companies as of the date or dates of the Current Financials are reflected in them or notes to them. Except for transactions directly related to, or specifically contemplated by, the Credit Documents, no subsequent material adverse changes have occurred in the financial condition of the Companies from that shown in the Current Financials in effect as of the Closing Date, nor has any Company incurred any subsequent material liability.

         6.7 Debt. Neither Parent nor any Co-Borrower has any Debt except Permitted Debt.

         6.8 Intellectual Property. Each of Parent and each Co-Borrower owns all material licenses, patents, patent applications, copyrights, copyright applications, service marks, service mark applications, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this agreement. Each of Parent and each Co-Borrower is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any infringements or claims that, if successfully asserted against or determined adversely to that Company, are not a Material-Adverse Event. To Parent's and each Co-Borrower's knowledge, no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property of that Company exists.

         6.9 Litigation. Except as disclosed on Schedule 6.9 (a) neither Parent nor any Co-Borrower is subject to, or aware of the threat of, any investigation by any Governmental Authority or Litigation that is reasonably likely to be determined adversely to it, or, if so adversely determined, would be a Material-Adverse Event, and (b) no outstanding or unpaid judgments against Parent or any Co-Borrower exist.

         6.10 Transactions with Affiliates. Neither Parent nor any Co-Borrower is a party to a material transaction with any of its Affiliates, except (a) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate, and (b) the transactions described on Schedule 6.10.

         6.11 Taxes. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) before delinquency, except for returns for which the failure to file is not a Material-Adverse Event, and all Taxes imposed upon each Company that are due and payable have been paid before delinquency.

         6.12 Employee Plans. Except where occurrence or existence is not a Material-Adverse Event, (a) no Employee Plan has incurred an "accumulated funding deficiency" (as defined in (Section) 302 of ERISA or (Section) 412 of the IRC), (b) no Company has incurred liability under ERISA to the PBGC in connection with any Employee Plan, (c) no Company has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) no Company has engaged in any "prohibited transaction" (as defined in (Section) 406 of ERISA or (Section) 4975 of the IRC), and (e) no "reportable event" (as defined in (Section) 4043 of ERISA) has occurred in respect of any Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations.

         6.13 Property and Liens. Each of Parent and each Co-Borrower has good and marketable title to all its property reflected on the Current Financials, except for property that is obsolete or that has been disposed of either in the ordinary course of business, or, after the date of this agreement, as otherwise permitted by this agreement. All Collateral is free and clear of any Liens and adverse claims of any nature except Permitted Liens.

         6.14 Environmental Matters. Except where not a Material-Adverse Event, neither Parent nor any Co-Borrower (a) knows of any environmental condition or circumstance adversely affecting any Company's properties or operations, or any material portion of the properties subject to Mortgage Loans or Commercial Loans, (b) has received any report of any Company's violation of any Environmental Governmental Requirement, or (c) knows that any Company is under any obligation to remedy any violation of any Environmental Governmental Requirement. Each Company has taken prudent steps to determine that its properties and operations, and substantially all of the properties subject to Mortgage Loans or Commercial Loans do not violate any Environmental Governmental Requirement, except those that are not a Material-Adverse Event.

         6.15 Government Regulations. Neither Parent nor any Co-Borrower is subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended.

         6.16 Insurance. Parent and each Co-Borrower maintains with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies, and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

         6.17 Appraisals. With respect to the property the subject of any Mortgage Loan or Commercial Loan, each Co-Borrower has obtained Appraisals in material compliance with all Appraisal Requirements.

         6.18 Full Disclosure. Each material fact or condition relating to the Credit Documents or the financial condition, business, or property of the Companies that is a Material-Adverse Event has been disclosed in writing to Administrative Agent and Lenders. All information previously furnished by any Company to Administrative Agent or any Lender in connection with the Credit Documents was (and all information furnished in the future by any Company to Administrative Agent or any Lender will be) true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified.

         6.19 Y2K. Co-Borrowers have (a) initiated a review and assessment of all areas within each Company's business and operations (including those affected by suppliers and vendors) that could be adversely affected by Y2K, (b) developed a plan and time line for addressing Y2K on a timely basis, and (c) to date implemented in all material respects that plan in accordance with that timetable.

SECTION 7 AFFIRMATIVE COVENANTS. Until all commitments by Lenders to extend credit under this agreement have been canceled or terminated, and the Obligation is fully paid and performed, Parent and each Co-Borrower jointly and severally covenant and agree with Administrative Agent and Lenders as follows:

         7.1 Reporting Requirements. Parent shall furnish to Administrative Agent the following, all in form and detail reasonably satisfactory to Administrative Agent:

             (a) Annual Financials. Promptly when available (but at least within 90 days after the last day of each fiscal year of the Companies)
         (i) audited consolidated Financials (reflecting the corresponding figures as of the end of and for the preceding fiscal year in comparative form) and an unaudited consolidating balance sheet and income statement of the Companies as of that year end, (ii) audited Financials (reflecting the corresponding figures as of the end of and for the preceding fiscal year in comparative form) of HAC as of that year end, (iii) audited Financials of NJMI and its Subsidiary as of that year end (reflecting the corresponding figures as of the end of and for the preceding fiscal year in comparative form), and (iv) unqualified opinions of a firm of independent certified public accountants acceptable to Administrative Agent stating that those audited Financials were prepared in accordance with GAAP applied on a basis consistent with prior periods, except for such changes in GAAP concurred in by the Companies' independent public accountants and present fairly the (in the case of the Companies, consolidated) financial condition and results of operations of the Companies, HAC, or NJMI, as the case may be, as of (and for the fiscal year ending on) that last day, and (vi) a Compliance Certificate.

                  (b) Monthly Financials. Promptly when available (but at least within 45 days after the end of each Calendar Month) (i) unaudited consolidated Financials, (ii) a current production report for the Companies, and (iii) a static pool analysis and a report detailing delinquencies and charge-offs, each in form and substance acceptable to Administrative Agent and prepared as of the last day of the Calendar Month just ended.

                  (c) Quarterly Reports. Promptly when available, but at least within 45 days after the end of each Calendar Quarter, a Compliance Certificate prepared as of the last day of the Calendar Quarter just ended.

                  (d) Other Reports. Promptly after preparation and distribution, accurate and complete copies of all reports and other material communications about material financial matters or material corporate plans or projections by or for any Company for distribution to any Governmental Authority or any existing or potential creditor or shareholder (i) including, without limitation, each Form 10-K (or 10-KSB), 10-Q (or 10-QSB), and S-8 filed with the Securities and Exchange Commission but (ii) excluding (A) credit, trade, and other reports prepared and distributed in the ordinary course of business, and (B) information otherwise furnished to Administrative Agent and Lenders under this agreement.

                  (e) Audit Reports. Promptly when available, copies of each report prepared by any independent public accountants or other third parties with respect to a Co-Borrower's compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers
         (USAP).

                  (f) Information Regarding Brokers and Correspondents. Upon Administrative Agent's request, information regarding any brokers or correspondents from which any Co-Borrower purchases or otherwise acquires Mortgage Loans or Commercial Loans.

                  (g) Notices. Notice, promptly after Parent or any Co-Borrower knows or has reason to know, of (i) the existence and status of any Litigation that, if determined adversely to any Company, would be a Material-Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by Parent or any Co-Borrower in any Credit Document that constitutes a Material-Adverse Event, (iii) the receipt by any Company of notice of any violation or alleged violation of ERISA, any Environmental Governmental Requirement, or other Governmental Requirement, if that violation is a Material-Adverse Event, or (iv) an Event of Default or Potential Default specifying the nature thereof and what action the Companies have taken, are taking, or propose to take with respect to it.

                  (h) Other Information. Promptly upon reasonable request by Administrative Agent or Required Lenders (through Administrative Agent), information (not otherwise required to be furnished under the Credit Documents and to the extent that neither Parent nor any Co-Borrower is prohibited by a binding confidentiality agreement with a Person who is not an Affiliate of any Company from providing that information) respecting the business affairs, assets, and liabilities of any Company, and opinions, certifications, and documents in addition to those mentioned in this agreement.

         7.2 Use of Proceeds. Co-Borrowers shall use the proceeds of Borrowings only for the purposes represented in this agreement.

         7.3 Books and Records. Each Company shall maintain books, records, and accounts necessary to prepare Financials in accordance with GAAP.

         7.4 Inspections. Upon reasonable request and notice, Parent and each Co-Borrower shall allow Administrative Agent and its Representatives and (subject to the following sentence) any Lender and its Representatives to inspect any of its properties, to review reports, files, and other records, to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with its directors, officers, employees, or representatives from time to time during reasonable business hours. Lenders and their Representatives shall make their requests for the foregoing through Administrative Agent, shall endeavor to conduct the foregoing in reasonable groups, and shall not make on-site inspections more than once each 12-month period unless an Event of Default exists. Upon reasonable request, Parent and each Co-Borrower shall allow Administrative Agent, any Lender, or their respective Representatives to inspect any of its properties, to review reports, files, and other records, to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with its directors, appropriate officers, employees, or representatives from time to time during reasonable business hours.

         7.5 Taxes. Parent and each Co-Borrower shall promptly pay when due any and all Taxes, other than Taxes for which the failure to pay is not a Material-Adverse Event or which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien have been and continue to be stayed.

         7.6 Expenses. Parent and each Co-Borrower shall pay (a) all reasonable legal fees and expenses incurred by Administrative Agent in connection with the preparation, negotiation, and execution of the Credit Documents, (b) all reasonable legal fees and expenses incurred by Administrative Agent in connection with each separate future amendment, consent, waiver, or approval executed in connection with any Credit Document, (c) all other reasonable legal fees and expenses by Administrative Agent in connection with the exercise of any right under any Credit Document on or after the Closing Date, (d) all fees, charges, or Taxes for the recording or filing of any Credit Document to create or perfect Lender Liens, (e) all other reasonable out-of-pocket expenses of Administrative Agent or any Lender in connection with the preparation, negotiation, execution, or administration of the Credit Documents -- including, without limitation, courier expenses incurred in connection with the Mortgage Collateral, (f) all amounts expended, advanced, or incurred by Administrative Agent or any Lender to satisfy any obligation of any Company under any Credit Document, to collect the Obligation, or to enforce the Rights of Administrative Agent or any Lender under any Credit Document -- including, without limitation, all court costs, attorneys' fees (whether for trial, appeal, other proceedings, or otherwise), fees of auditors and accountants, and investigation expenses reasonably incurred by Administrative Agent or any Lender in connection with any such matters, (g) interest at an annual interest rate equal to the Default Rate on each item specified in clause (f) above from 30 days after the date of written demand or request for reimbursement to the date of reimbursement, and
(h) any and all stamp and other Taxes payable or determined to be payable in connection with the execution, delivery, or recordation of any Credit Document -- IN CONNECTION WITH WHICH PARENT AND EACH CO-BORROWER SHALL INDEMNIFY AND SAVE

ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES WITH RESPECT TO OR RESULTING FROM ANY DELAY IN PAYING OR OMISSION TO PAY THOSE TAXES TO THE EXTENT THOSE LIABILITIES ARISE SOLELY BECAUSE PARENT OR ANY CO-BORROWER FAILED TO PAY THE TAXES UPON DEMAND BY ADMINISTRATIVE AGENT OR ANY LENDER, WHICH INDEMNITY, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, SURVIVES THE PAYMENT AND PERFORMANCE OF THE OBLIGATION AND TERMINATION OF THE CREDIT DOCUMENTS WITH RESPECT TO AMOUNTS DUE BEFORE SUCH PAYMENT, PERFORMANCE, AND TERMINATION.

         7.7 Maintenance of Existence, Assets, and Business. Each Company shall
(a) except as permitted by Section 8.5, maintain its corporate existence and good standing in its state of incorporation and its authority to transact business in all other states where failure to maintain its authority to transact business is a Material-Adverse Event, and (b) maintain all licenses, permits, and franchises necessary for its business where failure to do so is a Material-Adverse Event.

         7.8 Insurance. Each Company shall (a) maintain with financially sound and reputable insurers, insurance with respect to its assets and business against such liabilities, casualties, risks, and contingencies and in such types and amounts -- including, without limitation, a fidelity bond or bonds in form and with coverage, with a company, and with respect to such individuals or groups of individuals -- as satisfy prevailing FHA, VA, and other requirements applicable to a qualified mortgage institution and otherwise as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, and (b) upon Administrative Agent's request, furnish to Administrative Agent from time to time (i) a summary of its insurance coverage, in form and substance satisfactory to Administrative Agent, and (ii) originals or copies of the applicable policies.

         7.9 Appraisals. Upon reasonable notice, each Co-Borrower shall promptly
(a) permit Administrative Agent's and (subject to the last sentence of this section) any Lender's authorized Representatives to discuss with that Co-Borrower's officers or with the appraisers furnishing Appraisals the procedures for preparation, review, and retention of (and to review and obtain copies of) all Appraisals pertaining to any Mortgage Collateral, and (b) upon Administrative Agent's or (subject to the last sentence of this section) any Lender's request, cooperate with it to ascertain that the Appraisals comply with all Appraisal Requirements. Lenders and their Representatives shall exercise their Rights under this section through Administrative Agent and shall endeavor to conduct investigations in reasonable groups.

         7.10 Y2K. Except where any non-compliance is not a Material-Adverse Event, Co-Borrowers shall (a) cause the Companies' computer applications to be unaffected by Y2K on a timely basis and (b) promptly notify Administrative Agent if any Company discovers or determines that any computer application of any of the Companies' suppliers and vendors is not reasonably expected to be unaffected by Y2K on a timely basis.

         7.11 INDEMNIFICATION. IN CONSIDERATION OF THE COMMITMENTS BY ADMINISTRATIVE AGENT AND LENDERS UNDER THE CREDIT DOCUMENTS, EACH COMPANY SHALL INDEMNIFY AND DEFEND ADMINISTRATIVE AGENT, EACH LENDER, AND THEIR RESPECTIVE AFFILIATES AND REPRESENTATIVES (COLLECTIVELY, THE "INDEMNIFIED PARTIES") -- AND DEFEND THEM AND HOLD EACH OF THEM HARMLESS -- AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, DEFICIENCIES, INTEREST, JUDGMENTS, COSTS, OR EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) INCURRED BY ANY OF THEM ARISING FROM OR BECAUSE OF (A) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THE CREDIT DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY USE BY ANY COMPANY OF THE PROCEEDS OF BORROWINGS, (B) ANY IMPOUNDMENT, ATTACHMENT, OR RETENTION OF ANY MORTGAGE COLLATERAL, (C) ANY VIOLATION OF ANY FEDERAL OR STATE GOVERNMENTAL REQUIREMENT RELATING TO USURY IN CONNECTION WITH ANY MORTGAGE COLLATERAL ALLEGED IN WRITING, AND (D) ANY REPRESENTATION MADE BY ANY COMPANY UNDER ANY CREDIT DOCUMENT. ALTHOUGH EACH INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION FOR ANY INDEMNIFIED PARTY'S ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY

IS ENTITLED TO INDEMNIFICATION FOR ITS OWN GROSS NEGLIGENCE, UNLAWFUL CONDUCT, WILLFUL MISCONDUCT, OR FRAUD. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THIS INDEMNITY SURVIVES FOR TWO YEARS AFTER THE PAYMENT AND PERFORMANCE OF THE OBLIGATION AND TERMINATION OF THE CREDIT DOCUMENTS.

SECTION 8 NEGATIVE COVENANTS. Until all commitments by Lenders to extend credit under this agreement have been canceled or terminated and the Obligation is fully paid and performed, Parent and each Co-Borrower jointly and severally covenant and agree with Administrative Agent and Lenders as follows, except as provided in referenced Schedules:

         8.1 Debt. Neither Parent nor any Co-Borrower shall create, incur, permit to exist, or commit to create or incur any (a) Debt used to fund wet borrowings other than Wet Borrowings under this agreement, (b) any mortgage loan repurchase agreements except in connection with any Permitted Debt, whose description specifically allows for mortgage loan repurchase agreements, or (c) any other Debt except the following (collectively, the "Permitted Debt"):

                  (a) The Obligation;

                  (b) Obligations to pay Taxes;

                  (c) Liabilities for accounts payable, non-capitalized equipment or operating leases, and similar liabilities if in each case incurred in the ordinary course of business;

                  (d) Accrued expenses, deferred credits, and loss contingencies that are properly classified as liabilities under GAAP;

                  (e) Debt incurred by any Company under any swap, collar, floor, cap, or other contract entered into by such Company with any Lender or an Affiliate of any Lender or another Person under the Governmental Requirements of a jurisdiction in which such contracts are legal and enforceable (except as enforceability may be limited by applicable Debtor Laws and general principles of equity), which is intended to reduce or eliminate the risk of fluctuations in interest rates applicable to Borrowings or any Company's portfolio and/or pipeline of loans and leases under this or any other agreement entered into by such Company;

                  (f) Liabilities for capital leases and similar liabilities of up to $2,000,000, in each case incurred in the ordinary course of business;

                  (g) Debt in an aggregate principal amount of up to $150,000,000 under one or more warehouse financing agreements so long as the lenders or their agents under each of those arrangements enter into intercreditor arrangements reasonably acceptable to Administrative Agent to the extent those financing arrangements extend to Business-Purpose Loans or Mortgage Loans that would be deemed supported Wet Borrowings if financed under this agreement.

                  (h) Debt in an aggregate principal amount of up to $20,000,000 under one or more lease financing agreements;

                  (i) Subordinated Debt. For purposes of this agreement, "Subordinated Debt" means, at any time:

                           (i) Debt in an original aggregate principal amount of
                  up to $1,200,000 (as reduced by any amounts repaid thereunder) under certain Subordinated Debentures issued by American Business Finance Corporation, Inc. pursuant to a prospectus dated March 30, 1992;

                           (ii) Debt in an original aggregate principal amount
                  of up to $10,000,000 (as reduced by any amounts repaid thereunder) under certain Subordinated Fixed Rate Term Notes issued by Parent pursuant to a prospectus dated June 28, 1993;

                           (iii) Debt in an original aggregate principal amount
                  of up to $25,000,000 (as reduced by any amounts repaid thereunder) under certain Subordinated Fixed Rate Term Notes issued by Parent pursuant to a prospectus dated April 29, 1994; as supplemented by a prospectus dated March 23, 1995;

                           (iv) Debt in an original aggregate principal amount
                  of up to $50,000,000 (as reduced by any amounts repaid thereunder) under certain Subordinated Investment Notes issued by Parent pursuant to a prospectus dated December 18, 1995;

                           (v) Debt in an outstanding principal amount of
                  $3,000,000 under that certain Rothschild Senior Subordinated
                  Note issued by Parent and due July 1, 2002;

                           (vi) Debt in an aggregate principal amount of up to
                  $125,000,000 (as reduced by any amounts repaid thereunder) under certain Unsecured Subordinated Investment Notes and certain Unsecured Adjustable-Rate Subordinated Money Market Notes issued pursuant to an Indenture with First Trust National Association, as trustee, and Parent, as issuer, dated as of May 27, 1997 (the Debt described in clauses (i)-(vi) above being hereinafter referred to as the "existing-Subordinated Debt"); and

                           (vii) Debt, so long as that Debt (A) is subject to
                  subordination, payment blockage, and standstill provisions at least as favorable to Lenders as applicable to the existing-Subordinated Debt under this agreement or otherwise, and (B) is subject to representations, covenants, events of default, and other provisions not significantly more onerous to any Company than the existing-Subordinated Debt;

                  (j) Other Debt of Parent or a Co-Borrower that is acceptable to Required Lenders;

                  (k) Debt incurred in connection with the collapsing and repurchasing of securities issued in connection with a securitization which repurchase is provided for and permitted under the applicable securitization documentation; and

                  (l) Debt secured solely by the residual interests of Parent or any Co-Borrower in the income stream to be received under any asset securitization program.

         8.2 Liens. Neither Parent nor any Co-Borrower shall (a) enter into, permit to exist, or commit to enter into any arrangement or agreement (except the Credit Documents) that directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets, or (b) create, incur, permit to exist, or commit to create or incur any Lien on any of its assets except the following (the "Permitted Liens"):

                  (a) Any interest or title of a lessor in assets being leased under any non-capitalized equipment or operating lease;

                  (b) Pledges or deposits that (i) do not encumber any Collateral and (ii) are made to secure payment of workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs;

                  (c) Good-faith pledges or deposits that (i) do not cover any Collateral and (ii) are either (A) not in excess of 10% of the amounts due under, and made to secure, any Company's performance of bids, tenders, contracts (except for the repayment of borrowed money), or leases, or (B) made to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds benefitting any Company in the ordinary course of its business;

                  (d) Zoning and similar restrictions on the use of real property that do not materially impair the use of the real property and that are not violated by existing or proposed structures or land use;

                  (e) The following if no Lien has been filed in any jurisdiction or agreed to: (i) Liens for Taxes not yet due and payable and (ii) if, to the extent they cover any Collateral, they are subordinate to the Lender Liens in form and substance reasonably acceptable to Administrative Agent, (iii) mechanic's Liens and materialman's Liens for services or materials for which payment is not yet due and payable and (iv) landlord's Liens for rent not yet due and payable;

                  (f) The following if the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provision (if any) required by GAAP has been made, levy and execution continue to be stayed, any of which covering any Collateral must be subordinate to the Lender Liens in form and substance reasonably acceptable to Administrative Agent, and any of which do not in the aggregate materially detract from the value of the property of the Company in question, or materially impair the use of that property in the operation of its business: (i) claims and Liens for Taxes due and payable; (ii) claims and Liens upon, and defects of title to, real or personal property (other than any Collateral), including any attachment of personal or real property or other legal process before adjudication of a dispute on the merits; (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; and (iv) adverse judgments or orders on appeal for the payment of money;

                  (g) Lender Liens; and

                  (h) Liens disclosed in the UCC Search Reports as described on
         Schedule 5 that are not by the terms of Schedule 5 required to be terminated, partially released, or amended.

         8.3 Investments. Neither Parent nor any Co-Borrower shall make or commit to make any Investments except the following (the "Permitted Investments"):

                  (a) Permitted Acquisitions;

                  (b) Extensions of trade credit and other payables in the ordinary course of business;

                  (c) Loans and advances to officers, directors, or employees of Parent or any Co-Borrower that are (i) in the ordinary course of business for travel, entertainment, or relocation or (ii) not in the ordinary course and are never more than an aggregate total outstanding of $1,000,000 for all officers, directors or employees of Parent and all Co-Borrowers;

                  (d) Loans to officers of Parent and all Co-Borrowers for the purpose of exercising company stock options secured by the stock purchased;

                  (e) Mortgage Loans and Commercial Loans originated or acquired by Co-Borrowers in the ordinary course of their businesses;

                  (f) Acquisitions of securities or evidences of Debt of others when acquired by Parent or any Co-Borrower in settlement of accounts receivable or other Debts arising in the ordinary course of business so long as the total of all of those securities or evidences of Debt is not material to the financial condition of the Companies;

                  (g) Investments in obligations issued or unconditionally guaranteed by (or issued by any of its agencies and backed by the full faith and credit of) the United States of America;

                  (h) Demand deposit accounts maintained in the ordinary course of business;

                  (i) Certificates of deposit, bankers acceptances, and repurchase agreements issued by (i) any Lender or (ii) any other commercial bank organized under the Governmental Requirements of the United States of America or one of its states that has combined capital, surplus, and undivided profits of at least $250,000,000 and a rating of C or better by Thompson Bank Watch, Inc.;

                  (j) Repurchase agreements with Prudential Securities Incorporated or similar investment banking firms;

                  (k) Eurodollar Investments with (i) any Lender or (ii) any other financial institution that has (A) combined capital, surplus, and undivided profits of at least $100,000,000 and (B) a commercial-paper rating of at least P-1 or A-1 or (if it does not have a commercial-paper rating) a bond rating of at least A-1 or A- by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc., respectively;

                  (l) Investments in commercial paper given the highest rating by a nationally-recognized-credit-rating agency;

                  (m) Investments in money market funds with asset sizes of at least $100,000,000; and

                  (n) Other Investments, so long as the aggregate amount outstanding (defined as the amount of any such loans or advances plus the cost of any such Investments) is never more than $5,000,000 at any one time.

         8.4 Distributions. Parent shall not directly or indirectly pay or declare any Distribution except (a) Distributions payable solely in the form of capital stock, (b) cash Distributions, so long as no Event of Default or Potential Default exists or would be created by such Distribution, and (c) Distributions otherwise approved in writing by Required Lenders.

         8.5 Merger or Consolidation. Neither Parent nor any Co-Borrower shall directly or indirectly merge or consolidate with or into any other Person, except that (i) Parent and Co-Borrowers may merge into or be consolidated with each other so long as, if Parent is involved, it is the surviving entity and
(ii) any Person may merge into Parent or any Co-Borrower, provided such Company shall be the surviving corporation, the management of such Company shall be substantially unchanged, and after giving effect to such merger, Parent and each Co-Borrower shall be in full compliance with the terms of this Credit Agreement.

         8.6 Liquidations and Dispositions of Assets. Neither Parent nor any Co-Borrower shall directly or indirectly dissolve or liquidate or sell, transfer, lease, or otherwise dispose of any material portion of its assets or business, except for sales or other dispositions by any Company, in the ordinary course of business, of (a) subject to Section 4, Mortgage Loans and Commercial Loans that are Collateral, or (b) Mortgage Loans and Commercial Loans that are not Collateral.

         8.7 Use of Proceeds. No Co-Borrower shall directly or indirectly use the proceeds of Borrowings (a) for any purpose other than as represented in this agreement, (b) for the funding or acquisition of construction loans, (c) for the funding or acquisition of Commercial Loans except to the extent permitted under the Commercial Loan Sublimit, (d) for wages of employees, unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made, or
(e) in violation of Regulation U or (Section) 7 of the Securities Exchange Act of 1934.

         8.8 Transactions with Affiliates. Neither Parent nor any Co-Borrower shall directly or indirectly enter into any transaction with any of its Affiliates, other than transactions in the ordinary course of its or their business and of a character set forth on Schedule 6.10 or upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

         8.9 Employee Plans. Neither Parent nor any Co-Borrower, except where a Material-Adverse Event would not result, shall directly or indirectly permit any of the events or circumstances described in Section 6.12 to exist or occur.

         8.10 Compliance with Governmental Requirements and Documents. Neither Parent nor any Co-Borrower shall directly or indirectly (a) violate the provisions of any Governmental Requirements applicable to it or of any Material Agreement to which it is a party if that violation alone or with all other violations is a Material-Adverse Event, or (b) violate the provisions of its charter, articles of incorporation, bylaws, or partnership agreement, as applicable, or repeal, replace or amend any provision of its charter, articles of incorporation, bylaws, or partnership agreement, as applicable, if any such action is a Material-Adverse Event.

         8.11 Government Regulations. Neither Parent nor any Co-Borrower shall directly or indirectly conduct its business in a way that it becomes regulated under the Investment Company Act of 1940.

         8.12 Fiscal Year Accounting. Without first obtaining Administrative Agent's written consent, neither Parent nor any Co-Borrower shall directly or indirectly change its fiscal year or use any accounting method other than GAAP.

         8.13 New Businesses. Neither Parent nor any Co-Borrower shall directly or indirectly engage in any business, except the businesses in which it or any of its Affiliates is presently engaged, and any other reasonably-related business.

         8.14 Assignment. Except as allowed in Section 12.12(a), neither Parent nor any Co-Borrower shall directly or indirectly assign or transfer any of its Rights, duties, or obligations under any of the Credit Documents.

         8.15 Retention of Servicing Portfolio. Without the consent of Administrative Agent, neither Parent nor any Co-Borrower shall directly or indirectly assign or transfer any of its rights, duties or obligations under the servicing agreements in which it acts as servicer.

         8.16 Strict Compliance. Neither Parent nor any Co-Borrower shall indirectly do anything that it may not directly do under any covenant in any Credit Document.

SECTION 9 FINANCIAL COVENANTS. Until all commitments by Lenders to extend credit under this agreement have been canceled or terminated and the Obligation is fully paid and performed, Parent and each Co-Borrower jointly and severally covenant and agree with Administrative Agent and Lenders as follows:

         9.1 Tangible Net Worth. Tangible Net Worth as of the last day of each fiscal quarter of Borrower may never be less than $25,000,000.

         9.2 Leverage Ratio. The Leverage Ratio as of the last day of each fiscal quarter of Borrower may never exceed 4.0 to 1.0.

SECTION 10   EVENTS OF DEFAULT AND REMEDIES.

         10.1 Event of Default. The term "Event of Default" means the existence or occurrence of any one or more of the following:

                  (a) Obligation. Any Co-Borrower fails to pay (i) any interest on the Obligation when due under the Credit Documents and that failure continues for five days following receipt of notice from Administrative Agent or any other Lender; provided, however, that notwithstanding anything to the contrary in Section 12.2, such notice shall be deemed received when sent by such party, or (ii) any other part of the Obligation when due under the Credit Documents.

                  (b) Covenants. Any Company's failure or refusal to punctually and properly perform, observe, and comply with any covenant (other than in respect of payments on the Obligation) applicable to it in:

                           (i) Sections 7.2, 8.4, 8.5, 8.6, 8.7, 8.8, or 8.15;

                           (ii) Sections 7.6, 7.7, 8.1, 8.2, 8.3, 9.1, or 9.2,
                  if that failure or refusal was inadvertent, is susceptible of cure, and is not cured within 20 days after the earlier of either any Company knows of it or any Company is notified of it by Administrative Agent or any Lender; or

                           (iii) Any other provision of any Credit Document, if
                  that failure or refusal continues for 20 days after the earlier of either any Company knows of it or any Company is notified of it by Administrative Agent or any Lender.

                  (c) Misrepresentation. Any material statement, warranty, or representation by or on behalf of any Company in any Credit Document or other writing authored by any Company and furnished in connection with the Credit Documents proves to have been incorrect or misleading in any material respect as of the date made or deemed made.

                  (d) Debtor Law. Parent or any Co-Borrower (i) is insolvent,
         (ii) admits in writing its inability to pay its Debts generally as they become due, (iii) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Law, or (iv) becomes a party to, or is made the subject of, any proceeding provided for by any Debtor Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Credit

         Documents, unless, if the proceeding is involuntary, the applicable petition is dismissed within 90 days after its filing.

                  (e) Other Debt. (i) Parent or any Co-Borrower fails to make any payment due on any Debt or security in excess of $1,000,000 (with respect to which it has redemption, sinking fund, or other purchase obligations) or (ii) any event occurs or any condition exists in respect of any Debt or security of Parent or any Co-Borrower in excess of $1,000,000, the effect of which is (A) to cause or to permit any holder of that Debt or security or a trustee to cause (whether or not it elects to cause) any of that Debt or security to become due before its stated maturity or its regularly scheduled payment dates, or (B) to permit a trustee or the holder of any security (other than common stock of any Company) to elect (whether or not it does elect) a majority of the directors on the board of directors of that Company.

                  (f) Material Agreements. Any default or event of default under any Material Agreement to which Parent or a Co-Borrower is a party, the effect of which is to cause, or to permit any Person (other than a Company) to cause, an amount in excess of $1,000,000 to become due and payable prior to the date of payment stated in that Material Agreement, unless such default or event of default is being contested by that Company in good faith by appropriate proceedings and adequate reserves have been established on the books of that Company to the extent required by GAAP.

                  (g) Securitizations. In connection with any asset securitization to which Parent or any Co-Borrower is a party or for which it has any liability, (i) event of default occurs with respect to such asset securitization, or (ii) any "delinquency trigger" or "loss trigger" occurs with respect to such asset securitization.

                  (h) Judgments. Parent or any Co-Borrower fails to pay any money judgment in excess of the sum of $250,000 against it at least ten days prior to the date on which any of the assets of that Company may be lawfully sold to satisfy that judgment.

                  (i) Attachments. The failure to have discharged within a period of 30 days after the commencement of any attachment, sequestration, or similar proceeding against any material amount of the assets of Parent or any Co-Borrower.

                  (j) Unenforceability. Any material provision of any Credit Document for any reason ceases to be in full force and effect or is fully or partially declared null and void or unenforceable, and such condition exists for a period of 21 days, or the validity or enforceability of any Credit Document is challenged or denied by Parent or any Co-Borrower.

                  (k) Change of Ownership of Co-Borrowers. Except as otherwise approved by Required Lenders in writing prior to any such change, Parent or ABC, as the case may be, fails to own, beneficially and of record, with power to vote, 100% of the issued and outstanding shares of capital stock of each Co-Borrower.

                  (l) Change of Management of Parent. Except as otherwise approved by Required Lenders in writing prior to any such change, any material change in the executive management of Parent from the executive management of Parent as it exists on the date of this agreement.

                  (m) SEC Reporting Requirements. Any Company fails to comply with any reporting requirements of the Securities Exchange Act of 1934, for which the failure to report would constitute a Material-Adverse Event.


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



         10.2   Remedies.

                  (a) Debtor Law. Upon the occurrence of an Event of Default under Section 10.1(d), and to the extent permitted by law, the commitments of Lenders to extend credit under this agreement automatically terminate and the full Obligation is automatically due and payable, without presentment, demand, notice of default, notice of the intent to accelerate, notice of acceleration, or other requirements of any kind, all of which are expressly waived by Parent and each Co-Borrower.

                  (b) Other Defaults. While an Event of Default exists -- other than those described in clause (a) above -- Administrative Agent may (and, upon the direction of Required Lenders, shall) declare the Obligation to be immediately due and payable, whereupon it shall be due and payable without presentment, demand, notice of default, notice of the intent to accelerate, notice of acceleration, or other requirements of any kind, all of which are expressly waived by Parent and each Co-Borrower, and the commitments of Lenders to extend credit under this agreement are then automatically terminated.

                  (c) Other Remedies. Following the termination of the commitments of Lenders to extend credit under this agreement and the acceleration of the Obligation, Administrative Agent may (and, at the direction of Required Lenders, shall) do any one or more of the following: Reduce any claim to judgment; foreclose upon, or otherwise enforce, any Lender Liens; and exercise any other Rights in the Credit Documents, at law, in equity, or otherwise that Required Lenders may direct. Should any Event of Default continue that, in Administrative Agent's reasonable opinion, materially and adversely affects the Collateral or the interests of the Lenders under this agreement, Administrative Agent may, in a notice to the Lenders of that Event of Default, set forth one or more actions that Administrative Agent, in its opinion, believes should be taken. Unless otherwise directed by Required Lenders (excluding the Lender serving as Administrative Agent) within ten days following the date of the notice setting forth the proposed action or actions, Administrative Agent may, but shall not be obligated to, take the action or actions set forth in that notice.

         10.3 Right of Offset. Parent and each Co-Borrower hereby grant to Administrative Agent and to each Lender a right of offset, to secure the repayment of the Obligation, upon any and all monies, securities, or other property of each such Company, and the proceeds therefrom now or hereafter held or received by or in transit to Administrative Agent or such Lender from or for the account of each such Company, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or special, time or demand, provisional or final) and credits of each such Company, and any and all claims of any such Company against Administrative Agent or such Lender, at any time existing. Upon the occurrence of any Event of Default, Administrative Agent and each Lender are authorized at any time and from time to time, without notice to any Company, to offset, appropriate, and apply any and all of those items against the Obligation, subject to Section 3.6. Notwithstanding anything in this section or elsewhere in this agreement to the contrary, neither Administrative Agent nor any other Lender shall have any right to offset, appropriate, or apply any accounts of any Company which consist of escrowed funds (except and to the extent of any beneficial interest which any Company has in such escrowed funds) which have been so identified by any Company in writing at the time of deposit thereof.

         10.4 Waivers. To the extent permitted by law, each Company waives any right to require Administrative Agent to (a) proceed against any Person, (b) proceed against or exhaust any of the Collateral, or pursue its Rights and remedies as against the Collateral in any particular order, or (c) pursue any other remedy in its power. Administrative Agent shall not be required to take any steps necessary to preserve any Rights of any Company against any Person from which any Company purchased any Mortgage Loans or Commercial Loans, or to preserve Rights against prior parties. Each Company and each surety, endorser,


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



guarantor, pledgor, and other party ever liable or whose property is ever liable for payment of any of the Obligation jointly and severally waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their or their property's liability with respect to the Obligation, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligation, by any indulgence, or by any release or change in any security for the payment of the Obligation, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number thereof.

         10.5 Performance by Administrative Agent. Should any covenant, duty, or agreement of any Company fail to be performed in accordance with the terms of this agreement or of any document delivered under this agreement (and any applicable grace period shall have expired and all required notices have been given), Administrative Agent may, at its option, after notice to Parent, perform, or attempt to perform such covenant, duty, or agreement on behalf of that Company and shall notify each Lender that it has done so. In such event, Parent or any Co-Borrower shall jointly and severally, at the request of Administrative Agent, promptly pay any amount expended by Administrative Agent in such performance or attempted performance to Administrative Agent at its principal place of business, together with interest thereon at the Maximum Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume and shall never have, except by express written consent of Administrative Agent, any liability or responsibility for the performance of any duties of any Company under this agreement or under any other document delivered under this agreement.

         10.6 No Responsibility. Except in the case of fraud, gross negligence, or willful misconduct, neither Administrative Agent nor any of its officers, directors, employees, or attorneys shall assume -- or ever have any liability or responsibility for -- any diminution in the value of the Collateral or any part of the Collateral.

         10.7 No Waiver. The acceptance by Administrative Agent or any Lender at any time and from time to time of partial payment or performance by any Company of any of their respective obligations under this agreement or under any Credit Document shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Administrative Agent or any Lender shall be deemed to be a waiver of any other then existing or subsequent Event of Default. No delay or omission by Administrative Agent or any Lender in exercising any right under this agreement or under any other document required to be executed under or in connection with this agreement shall impair such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof, or the exercise of any other right under this agreement or otherwise.

         10.8 Cumulative Rights. All Rights available to Administrative Agent and the Lenders under this agreement or under any other document delivered under this agreement shall be cumulative of and in addition to all other Rights granted to Administrative Agent and the Lenders at law or in equity, whether or not the Notes are due and payable and whether or not Administrative Agent has instituted any suit for collection, foreclosure, or other action in connection with this agreement or any other document delivered under this agreement.

         10.9 Rights of Individual Lenders. No Lender shall have any right by virtue of, or by availing itself of, any provision of this agreement to institute any actions or proceedings at law, in equity, or otherwise (excluding any actions in bankruptcy), upon or under or with respect to this agreement, or for the appointment of a receiver, or for any other remedy under this agreement, unless (a) the Required Lenders previously shall have given to Administrative Agent written notice of an Event of Default and the continuance thereof, including a written request upon Administrative Agent to institute such action or proceedings in its own name and offering to indemnify Administrative Agent against the costs, expenses and liabilities to be incurred therein or thereby, (b) Administrative Agent, for ten Business Days after its receipt of such notice, shall have failed to institute any such action or proceeding, and
(c) no direction inconsistent with such written request shall have been given to Administrative Agent by Required Lenders. It is understood and intended, and expressly covenanted by the taker and holder of every Note with every other taker and holder and Administrative Agent, that no one or more holders of Notes shall have any right in any manner whatever by virtue, or by availing itself, of any provision of this agreement to affect, disturb or prejudice the Rights of any other Lenders, or to obtain or seek to obtain priority over or preference to any other such Lender, or to enforce any right under this agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Lenders. For the protection and enforcement of the provisions of this Section 10.9, each and every Lender and Administrative Agent shall be entitled to such relief as can be given either at law or in equity.

         10.10 Notice to Administrative Agent. Should any Event of Default or Potential Default occur and be continuing, any Lender having actual knowledge thereof shall notify Administrative Agent and Co-Borrowers of the existence thereof, but the failure of any Lender to provide that notice shall not prejudice that Lender's Rights under this agreement.

         10.11 Costs. All court costs, reasonable attorneys' fees, other costs of collection, and other sums spent by Administrative Agent or any Lender in the exercise of any Right provided in any Credit Document is payable to Administrative Agent or that Lender, as the case may be, on demand, is part of the Obligation, and bears interest at the Default Rate from the date paid by Administrative Agent or any Lender to the date repaid by any Company.

SECTION 11   ADMINISTRATIVE AGENT.

         11.1 Authorization and Action. Each Lender hereby appoints Administrative Agent as administrative, collateral, and managing agent under the Credit Documents and authorizes Administrative Agent to take such action on its behalf and to exercise such powers and perform such duties as are expressly delegated to Administrative Agent by the terms of the Credit Documents, together with such powers as are reasonably incidental thereto. As to any matter not expressly provided for by this agreement (including, without limitation, enforcement or collection of the Notes), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Lenders, and those instructions shall be binding upon all Lenders and all holders of the Notes. However, Administrative Agent shall not be required to take any action that exposes Administrative Agent to personal liability or that is contrary to this agreement or applicable Governmental Requirements. Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by Parent or Co-Borrowers pursuant to the terms of the Credit Documents. Administrative Agent also agrees to promptly distribute to each Lender copies of the items required to be delivered to Administrative Agent under Section 7.1.

         11.2 Administrative Agent's Reliance, Etc. Notwithstanding anything to the contrary in any Credit Document, neither Administrative Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Credit Documents, except for its or their own fraud, gross negligence, or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent: (a) may treat the payee of any Note as the holder thereof; (b) may consult with legal counsel (including counsel for Co-Borrowers), independent public accountants and other experts selected by it or Co-Borrowers and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with the Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this agreement on the part of Co-Borrowers or to inspect the property (including the books and records) of Co-Borrowers, except receipt of delivery of the items required under Sections 3.2, 4.1, 4.3, 5(a), 5(b), and 7.1; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this agreement or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) believed by it to be genuine and signed or sent by the proper party or parties.

         11.3 Administrative Agent and Affiliates. With respect to Borrowings made by it, and the one or more Notes issued to it, the Lender which is Administrative Agent shall have the same rights and powers under this agreement and the other Credit Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Lender which is Administrative Agent in its individual capacity. The Lender which is Administrative Agent and the Affiliates of such Lender may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Co-Borrowers, any of its Affiliates and any Person who may do business with or own securities of Co-Borrowers or any of its Affiliates, all as if such Lender were not Administrative Agent and without any duty to account therefor to Lenders.

         11.4 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on the financial statements referred to in Sections 6.6 and
7.1 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter this agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, make its own credit decisions in taking or not taking action under this agreement.

         11.5 INDEMNIFICATION. LENDERS SHALL INDEMNIFY ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED BY PARENT OR CO-BORROWERS), RATABLY ACCORDING TO THEIR RESPECTIVE COMMITMENT PERCENTAGES, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY ADMINISTRATIVE AGENT UNDER THIS AGREEMENT (INCLUDING ANY OF SAME WHICH MAY RESULT FROM THE NEGLIGENCE, BUT NOT GROSS NEGLIGENCE, OF ADMINISTRATIVE AGENT). HOWEVER, NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THOSE LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER SHALL REIMBURSE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT, TO THE EXTENT THAT ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY PARENT OR CO-BORROWERS.

         11.6 Successor Administrative Agent. Administrative Agent (i) may resign at any time by giving written notice thereof to Lenders and Co-Borrowers and (ii) may be removed at any time with or without cause by 100% of Lenders (other than the Lender which is Administrative Agent) and with Parent's consent, not to be unreasonably withheld. Upon any such resignation or removal, 100% of Lenders, with the consent of Parent not to be unreasonably withheld, shall have the right to appoint a successor Administrative Agent in the capacity of Administrative Agent. If no successor Administrative Agent shall have been so appointed by 100% of Lenders and reasonably approved by Parent, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank or savings bank organized under the laws of the United States of America or of any state thereof which has a combined capital and surplus of at least $200,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from any further duties, and obligations under this agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this agreement. The appointment of a successor Administrative Agent shall not release the retiring Administrative Agent from any liability it may have for any actions taken or omitted to be taken by it while it was Administrative Agent under this agreement.

         11.7 Inspection. Administrative Agent shall permit any officer, employee, or agent of Co-Borrowers, or any Lender which may so request, to visit and inspect the premises on which the custodial duties of Administrative Agent hereunder are performed, examine the books and records of Administrative Agent which pertain to such custodial duties, take copies and extracts therefrom, and discuss the performance of such custodial duties with the officers, accountants and auditors of Administrative Agent that are responsible therefor, all at such reasonable times and as often as Co-Borrowers or any Lender may desire.

SECTION 12   MISCELLANEOUS.

         12.1 Nonbusiness Days. Any action that is due under any Credit Document on a non-Business Day may be delayed until the next Business Day. However, interest accrues on any payment until it is made.

         12.2 Communications. Unless otherwise stated, a communication under any Credit Document to a party to this agreement must be written to be effective and is deemed given:

          o For Borrowing Requests, Collateral Delivery-Notices, Shipping Requests, and Release Requests, only when actually received by Administrative Agent.

          o Otherwise, if by fax, when transmitted to the appropriate fax number -- but, without affecting the date deemed given, the fax must be promptly confirmed by telephone.

          o Otherwise, if by mail, on the third Business Day after enclosed in a properly addressed, stamped, and sealed envelope deposited in the appropriate official postal service.

          o    Otherwise, when actually delivered.

Until changed by written notice to each other party to this agreement, the address and fax number are stated for (a) Co-Borrowers, Administrative Agent, and each initial Lender beside their names on the signature pages below, and (b) each other Lender, beside its name on Schedule 2.

         12.3 Form and Number of Documents. The form, substance, and number of counterparts of each writing to be furnished under the Credit Documents must be satisfactory to Administrative Agent and its counsel.

         12.4 Exceptions to Covenants. An exception to any Credit Document covenant does not permit violation of any other Credit Document covenant.

         12.5 Survival. All Credit Document provisions survive all closings and are not affected by any investigation made by any party.

         12.6 Governing Law. Unless otherwise stated, each Credit Document must be construed (and its performance enforced) under the laws of the State of Texas and the United States of America.

         12.7 Invalid Provisions. If any provision of a Credit Document is judicially determined to be unenforceable, all other provisions of it remain enforceable. If the provision determined to be unenforceable is a material part of that Credit Document, then, to the extent lawful, it shall be replaced by a judicially-construed provision that is enforceable but otherwise as similar in substance and content to the original provision as the context of it reasonably allows.

         12.8 Conflicts Between Credit Documents. The provisions of this agreement control if in conflict (i.e., the provisions contradict each other as opposed to a Credit Document containing additional provisions not in conflict) with the provisions of any other Credit Document.

         12.9 Discharge and Certain Reinstatement. The Companies' obligations under the Credit Documents remain in full force and effect until no Lender has any commitment to extend credit under the Credit Documents and the Obligation is fully paid (except for provisions under the Credit Documents which by their terms expressly survive payment of the Obligation and termination of the Credit Documents). If any payment under any Credit Document is ever rescinded or must be restored or returned for any reason, then all Rights and obligations under the Credit Documents in respect of that payment are automatically reinstated as though the payment had not been made when due.

         12.10 Amendments, Consents, Conflicts, and Waivers. An amendment of -- or an approval, consent, or waiver by Administrative Agent or by one or more Lenders under -- any Credit Document must be in writing and must be:

                  (a) Executed by Parent, Co-Borrowers, and Administrative Agent if it purports to reduce or increase any fees payable to Administrative Agent by Co-Borrowers.

                  (b) Executed by Parent, Co-Borrowers, Administrative Agent and the particular existing or new Lender if it purports (subject to Section 2.6) to increase that Lender's Commitment or add that Lender with a new Commitment and is accompanied, as applicable, by a new Warehouse Note for that Lender in the stated amount of its increased or new Commitment, as the case may be.

                  (c) Executed by Parent, Co-Borrowers, and Administrative Agent and executed or approved in writing by all Lenders if action of all Lenders is specifically provided in any Credit Document or if it purports to (i) except as otherwise stated in Section 12.10(a), extend the due date or decrease the scheduled amount of any payment under -- or reduce the rate or amount of interest, fees, or other amounts payable to Administrative Agent or any Lender under -- any Credit Document, (ii) change the definition of "Borrowing Base" (or any component of it), "Commitment", "Eligible-Mortgage Loan","Eligible-Commercial Loan", "Eligible-Seasoned Loan", "Eligible-High LTV Loan", "Market Value", "Required Lenders", "Stated-Termination Date", or "Termination Percentage", (iii) change the Swing Sublimit, the Wet Sublimit, the Second-Lien Sublimit, the Seasoned Sublimit, the High LTV Sublimit, or the Commercial Loan Sublimit, (iv) amend Schedule 4.1, or (v) partially or fully release any Guaranty or any Collateral, except releases of Collateral contemplated in this agreement.

                  (d) Otherwise (i) for this agreement, executed by Parent, Co-Borrowers, Syndication Agent, Administrative Agent, and Required Lenders, or (ii) for other Credit Documents, approved in writing by Required Lenders and executed by Parent, Co-Borrowers, Syndication Agent, Administrative Agent, and any other party to that Credit Document.

No course of dealing or any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender under the Credit Documents operates as a waiver of that Right. An approval, consent, or waiver is only effective for the specific instance and purpose for which it is given. The Credit Documents may only be supplemented by agreements, documents, and instruments delivered according to their respective express terms.

         12.11 Multiple Counterparts. Any Credit Document may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts shall be construed together to constitute the same document. This agreement is effective when counterparts of it have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, Parent, and Co-Borrowers, or, in the case only of those Lenders, when Administrative Agent has received faxed or other evidence satisfactory to it that each Lender has executed and is delivering to Administrative Agent a counterpart of it.

         12.12 Parties. This agreement binds and inures to Parent, Co-Borrowers, each Lender, Administrative Agent, and their respective successors and permitted assigns. Only those Persons may rely upon or raise any defense about this agreement.

                  (a) Assignment by Companies; Assumptions by New Companies. No Company may assign any Rights or obligations under any Credit Document without first obtaining the written consent of Lenders.

                  (b) Assignment by Lender. Any Lender may assign, pledge, and otherwise transfer all or any of its Rights and obligations under the Credit Documents either (i) to a Federal Reserve Bank without the consent of any party to this agreement, so long as that Lender is not released from its obligations under the Credit Documents, or (ii) in the ordinary course of its lending business and in accordance with all Governmental Requirements and with Section 12.13 or 12.14, so long as
         (A) except for assignments, pledges, and other transfers by a Lender to its Affiliates, the written consent of Parent, Co-Borrowers, and Administrative Agent, which may not be unreasonably withheld, must be first obtained, (B) the assignment or transfer (other than a pledge) does not involve a purchase price that directly or indirectly reflects a discount from face value unless that Lender first offered that assignment or transfer to the other Lenders on a ratable basis according to their Commitment Percentages, (C) neither Parent, Co-Borrowers, nor Administrative Agent are required to incur any cost or expense incident to any assignment, pledge, or other transfer by any Lender, all of which are for the account of the assigning, pledging, or transferring Lender and its assignee, pledgee, or transferee as they may agree, and (D) if the Participant or Purchaser is organized under the Governmental Requirements of any jurisdiction other than the United States of America or any of its states, it complies with Section 3.13.

                  (c) Otherwise Void. Any purported assignment, pledge, or other transfer in violation of this section is void from the beginning and not effective.

         12.13 Participations. Subject to Section 12.12(b) and this section, a Lender may at any time sell to one or more Persons (each a "Participant") participating interests in its Commitment and its share of the Obligation.

                  (a) Additional Conditions. For each participation (i) the selling Lender must remain -- and the Participant may not become -- a "Lender" under this agreement, (ii) the selling Lender's obligations under the Credit Documents must remain unchanged, (iii) the selling Lender must remain solely responsible for the performance of those obligations, (iv) the selling Lender must remain the holder of its one or more Notes and its share of the Obligation for all purposes under the Credit Documents, and (v) Parent, Co-Borrowers and Administrative Agent may continue to deal solely and directly with the selling Lender in connection with those Rights and obligations.

                  (b) Participant Rights. The selling Lender may obtain for each of its Participants the benefits of the Credit Documents related to participations in its share of the Obligation, but Co-Borrowers are never obligated to pay any greater amount than would be due to the selling Lender under the Credit Documents calculated as though no participation had been made. Otherwise, Participants have no Rights under the Credit Documents, except certain permitted voting Rights described below.

                  (c) Participation Agreements. An agreement for a participating interest (i) may only provide to a Participant voting Rights in respect of any amendment of or approval, consent, or waiver under any Credit Document related to the matters in Section 12.10(c) if it also provides for a voting mechanism that a majority of that selling Lender's Commitment Percentage or Termination Percentage, as the case may be (whether directly held by that selling Lender or participated), controls the vote for that selling Lender, and (ii) may not permit a Participant to assign, pledge, or otherwise transfer its participating interest in the Obligation to any Person, except any Lender or its Affiliates.

         12.14 Transfers. Subject to Section 12.12(b) and this section, a Lender may at any time sell to one or more financial institutions (each a "Purchaser") all or part of its Rights and obligations under the Credit Documents.

                  (a) Additional Conditions. The sale (i) must be accomplished by the selling Lender and Purchaser executing and delivering to Administrative Agent and Co-Borrowers an Assignment and Assumption Agreement, (ii) must be in an amount not less than $5,000,000 (unless such sale is an assignment of all of a Lender's Rights and obligations under the Credit Documents, and (iii) may not occur until the selling Lender pays to Administrative Agent an administrative-transfer fee of $3,500.

                  (b) Procedures. Upon satisfaction of the foregoing conditions and as of the Effective Date in the Assignment and Assumption Agreement, which may not be before delivery of that document to Administrative Agent and Co-Borrowers, then (i) a Purchaser is for all purposes a Lender party to -- with all the Rights and obligations of a Lender under -- this agreement, with a Commitment as stated in the Assignment and Assumption Agreement, (ii) the selling Lender is released from its obligations under the Credit Documents to a corresponding extent, (iii) Schedule 2 is automatically deemed to reflect the name, address, and Commitment of the Purchaser and the reduced Commitment of the selling Lender, and Administrative Agent shall deliver to Co-Borrowers and Lenders an amended Schedule 2 reflecting those changes, (iv) Co-Borrowers shall execute and deliver to each of the selling Lender and the Purchaser a Warehouse Note, each based upon their respective Commitments following the transfer, (v) upon delivery of the one or more Warehouse Notes under clause (iv) above, the selling Lender shall return to Co-Borrowers all Warehouse Notes previously delivered to it under this agreement, and (vi) the Purchaser is subject to all the provisions in the Credit Documents, the same as if it were a Lender that executed this agreement on its original date.

         12.15 VENUE, SERVICE OF PROCESS, AND JURY TRIAL. PARENT AND CO-BORROWERS, FOR THEMSELVES AND THEIR SUCCESSORS AND ASSIGNS, IRREVOCABLY (A) SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN TEXAS, (B) WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT THEY MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH ANY CREDIT DOCUMENT AND THE OBLIGATION BROUGHT IN THE DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (C) WAIVE ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE FOREGOING COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM OR ANY OBJECTION TO VENUE, (D) CONSENT TO THE SERVICE OF PROCESS OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES OF THAT PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND DELIVERY, OR BY DELIVERY BY A NATIONALLY-RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS FOR PURPOSES OF THIS AGREEMENT, (E) AGREE THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY CREDIT DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE CREDIT DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE FOREGOING COURTS, AND (F) WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW, THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY CREDIT DOCUMENT. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. PARENT AND CO-BORROWERS ACKNOWLEDGE THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT'S AND EACH LENDER'S AGREEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT ADMINISTRATIVE AGENT AND EACH LENDER HAVE ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO THIS AGREEMENT, AND THAT ADMINISTRATIVE AGENT AND EACH LENDER WILL CONTINUE TO RELY ON EACH OF THESE WAIVERS IN RELATED FUTURE DEALINGS. PARENT AND CO-BORROWERS FURTHER WARRANT AND REPRESENT THAT THEY HAVE REVIEWED THESE WAIVERS WITH THEIR LEGAL COUNSEL, AND THAT THEY KNOWINGLY AND VOLUNTARILY AGREE TO EACH WAIVER FOLLOWING CONSULTATION WITH LEGAL COUNSEL. The waivers in this section are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications, or replacements in respect of the applicable Credit Document. In connection with any Litigation, this agreement may be filed as a written consent to a trial by the court.

         12.16 Limitation of Liability. Neither Administrative Agent nor any Lender shall be liable to any Company for any amounts representing indirect, special, or consequential damages suffered by any Company, except where such amounts are based substantially on fraud, gross negligence, or willful or unlawful misconduct by Administrative Agent or any Lender, but then only to the extent any damages resulting from such willful misconduct are covered by Administrative Agent's and the other Lenders' fidelity bond or other insurance.

         12.17 Confidentiality.

                  (a) Confidential Information. As used in this section, the term "confidential information" (i) includes all written, verbal, and electronic information provided by Parent or any Co-Borrower to Administrative Agent or any Lender pertaining to Parent's or any Co-Borrower's business plans and practices, financial condition, operations, trade secrets, customer lists, studies, analyses, compilations, or operations, but (ii) excludes (A) information that at the time of disclosure has been published or otherwise in the general public domain through no breach of this section by the applicable party, (B) information that is independently developed by or for Administrative Agent or any Lender without the use of any Confidential Information provided by Parent or a Co-Borrower, (C) information required to be disclosed pursuant to a valid and proper requirement of a Governmental Authority so long as, if not prohibited, Parent or a Co-Borrower is notified before disclosure.

                  (b) Permitted Disclosures. Notwithstanding anything to the contrary in this Section 12.17, Confidential Information may be disclosed (i) to regulators, or pursuant to subpoena or other legal process as to which (A) neither Co-Borrowers nor Parent has pending an objection to production or such objection has been granted and production prohibited or (B) such production has not been stayed, (ii) as may be required under applicable law, (iii) to a Lender's counsel, auditors, accountants and affiliates and (iv) to transferees who agree to maintain confidentiality with respect to such Confidential Information to the same extent provided for in this Section 12.17. Any such disclosure shall not require any investigation or examination by any Lender as to whether that disclosure is pursuant to a valid and proper requirement and a Lender shall not be in breach of this Section
         12.17 if any such disclosure should be determined to not be pursuant to a valid and proper requirement. Notwithstanding the notification requirements contained in this Section 12.17, notification of any disclosure of Confidential Information shall not be required if such disclosure is to a regulator or in the event such notification is prohibited.

                  (c) Non-Disclosure. Administrative Agent and each Lender shall hold the Confidential Information in accordance with its customary procedures for holding confidential information of this nature and in accordance with safe and sound banking practices and, except as described below or above, shall not disclose, publish or disseminate the Confidential Information to any third party without prior written consent of an officer of Parent. Administrative Agent and each Lender may disclose the Confidential Information to any of its Representatives or Affiliates with a need to know that Confidential Information.

                  (d) Use of Information. Administrative Agent and each Lender shall use Confidential Information solely in connection with the Credit Documents and all transactions related to them.

         12.18 ENTIRE AGREEMENT. THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THE CREDIT DOCUMENTS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]

         EXECUTED as of the date first stated in this agreement.

(address)

American Business Credit, Inc.           AMERICAN BUSINESS CREDIT, INC.,
BalaPointe Office Centre                 as a Co-Borrower
111 Presidential Boulevard, Suite 215
Bala Cynwyd, Pennsylvania 19004
Attn:    Amedeo G. Piccioni              By /s/ Anthony J. Santilli, Jr.
         Treasurer                          ----------------------------------
Tel:     610/617-4942                       Anthony J. Santilli, Jr., Chairman
Fax:     610/668-1132


(address)

HomeAmerican Credit, Inc.                HOMEAMERICAN CREDIT, INC.,
BalaPointe Office Centre                 as a Co-Borrower
111 Presidential Boulevard, Suite 215
Bala Cynwyd, Pennsylvania 19004
Attn:    Amedeo G. Piccioni              By /s/ Anthony J. Santilli, Jr.
         Treasurer                          ----------------------------------
Tel:     610/617-4942                       Anthony J. Santilli, Jr., Chairman
Fax:     610/668-1132


(address)

American Business Financial                NEW JERSEY MORTGAGE AND
  Services, Inc.                           INVESTMENT CORP., as a Co-Borrower
BalaPointe Office Centre
111 Presidential Boulevard, Suite 215
Bala Cynwyd, Pennsylvania 19004            By /s/ Anthony J. Santilli, Jr.
Attn:    Amedeo G. Piccioni                   ----------------------------------
         Treasurer                            Anthony J. Santilli, Jr., Chairman
Tel:     610/617-4942
Fax:     610/668-1132


(address)

American Business Financial                AMERICAN BUSINESS FINANCIAL
  Services, Inc.                           SERVICES, INC., as Parent
BalaPointe Office Centre
111 Presidential Boulevard, Suite 215
Bala Cynwyd, Pennsylvania 19004            By /s/ Anthony J. Santilli, Jr.
Attn:    Amedeo G. Piccioni                   ----------------------------------
         Treasurer                            Anthony J. Santilli, Jr., Chairman
Tel:     610/617-4942
Fax:     610/668-1132


                                Signature Page to
                      Amended and Restated Credit Agreement


(address)

Chase Bank of Texas, National Association      CHASE BANK OF TEXAS, NATIONAL
717 Travis Street                              ASSOCIATION, as Administrative Agent
P.O. Box 2558                                  and a Lender
Houston, Texas 77002
Attn:    Michael W. Nicholson
Tel:     713/216-5335                          By: /s/ Michael W. Nicholson
Fax:     713/216-2082                              ------------------------------------
                                                   Michael W. Nicholson, Vice President

(address)

The Bank of New York                           THE BANK OF NEW YORK
One Wall Street, 17th Floor
New York, New York 10286
Attn:    Patricia Dominus                      By: /s/ Patricia M. Dominus
Tel:     (212) 635-6467                            ------------------------------------
Fax:     (212) 635-6468                            Patricia M. Dominus, Vice President


(address)

Colonial Bank                                  COLONIAL BANK
201 East Pine Street
Orlando, Florida  32801
Attn:    Catherine L. Kissick
Tel:     (407  648-2186                        By: /s/ David E. Clark
Fax:     (407) 648-1849                            ----------------------------------------
                                                   David E. Clark, Executive Vice President


(address)

National City Bank of Kentucky                 NATIONAL CITY BANK OF KENTUCKY
421 West Market Street
Louisville, Kentucky 40202
Attn:    Robert Ogburn
Tel:     (502) 581-6455                        By: /s/ Robert J. Ogbum
Fax:     (502) 581-4154                            --------------------------------
                                                   Robert J. Ogburn, Vice President


(address)

First Union National Bank                      FIRST UNION NATIONAL BANK (successor in
1-8-11-24                                      interest by merger to CoreStates Bank, N.A.)
1339 Chestnut Street
Philadelphia, Pennsylvania 19101
Attn:    Joseph Romano                         By: /s/ Joseph A. Romano
Tel:     (215) 973-7038                            ------------------------------------
Fax:     (215) 786-7704                            Joseph A. Romano, Commercial Officer


                                Signature Page to
                      Amended and Restated Credit Agreement


(address)

Hibernia National Bank                         HIBERNIA NATIONAL BANK
313 Carondelet Street, 11th Floor
New Orleans, Louisiana 70130
Attn:    Angela Bentley                        By: /s/ Angela Bentley
Tel:     (504) 533-2319                            --------------------------------
Fax:     (504) 533-5344                            Angela Bentley,
                                                   National Accounts Representative

(address)

Firstrust Bank                                 FIRSTRUST BANK
1931 Cottman Avenue
Philadelphia, Pennsylvania 19111
Attn:    John Hollingsworth                    By: /s/ John Hollingsworth
Tel:     (215) 728-8449                            ----------------------------------
Fax:     (215) 728-8767                            John Hollingsworth, Vice President





                                Signature Page to
                      Amended and Restated Credit Agreement